Exhibit 10.2

Deal CUSIP#: 74969AAA9

Term A-1 CUSIP#: 74969AAB7

Term B-1 CUSIP#: 74969AAC5

$6,040,000,000 CREDIT AGREEMENT

dated as of February 11, 2020

among

RPI 2019 INTERMEDIATE FINANCE TRUST,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK USA

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Syndication Agents,

and

DNB BANK ASA, NEW YORK BRANCH

TD BANK, N.A,

BBVA USA,

THE BANK OF NOVA SCOTIA,

TRUIST BANK,

PNC BANK, NATIONAL ASSOCIATION,

BANK OF MONTREAL

and

UBS AG, STAMFORD BRANCH,

as Co-Documentation Agents

BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

and

MORGAN STANLEY SENIOR FUNDING, INC.

as Joint Arrangers and Joint Book Managers

Table of Contents (cont.)

- ii -

Table of Contents (cont.)

- iii -

Table of Contents (cont.)

Schedules:

Schedule 2.01	–	Term Commitments and Applicable Percentages
Schedule 5.18	–	Taxpayer Identification Numbers
Schedule 6.11	–	Accounts
Schedule 6.13	–	Post-Closing Matters
Schedule 7.07(b)	–	Existing Indebtedness and Existing Liens
Schedule 10.02	–	Administrative Agent’s Office; Certain Addresses for Notices

Exhibits:

Exhibit A	–	Form of Committed Loan Notice
Exhibit B	–	Form of Term Note
Exhibit C-1	–	Form of Assignment and Assumption
Exhibit C-2	–	Form of Administrative Questionnaire
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Form of Guaranty
Exhibit F	–	Form of Security Agreement
Exhibit G	–	Form of Acquisition Notice
Exhibit H	–	Form of Pledge Agreement

- iv -

$6,040,000,000 CREDIT AGREEMENT

Credit Agreement (this “Agreement”) dated as of February 11, 2020 among RPI 2019 INTERMEDIATE FINANCE TRUST, a Delaware statutory trust (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK USA and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Syndication Agents, and BANK OF MONTREAL, THE BANK OF NOVA SCOTIA, BBVA USA, DNB CAPITAL LLC, PNC BANK, NATIONAL ASSOCIATION, TD BANK, N.A., TRUIST BANK and UBS AG, STAMFORD BRANCH as Co-Documentation Agents.

The Borrower has requested the Lenders to provide term credit facilities to the Borrower in the aggregate principal amount of $6,040,000,000 for the purposes described herein. The Lenders are willing to make the requested credit facilities available on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Acceptable Intercreditor Agreement” means a Market Intercreditor Agreement, or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent (which may, if applicable, consist of a payment “waterfall”).

“Account Control Agreements” means, collectively, those account control agreements in form and substance reasonably satisfactory to the Administrative Agent, as are required to be entered into pursuant to this Agreement, the Security Agreement or any other Loan Document, in each case as amended, modified or supplemented from time to time.

“Accounts” means, collectively, the RPCT Collections Account, the RPIFT Collections Account, the RPIFT Concentration Account, the RP Investments Collections Account, the RP Investments Concentration Account and the Borrower Collections Account.

“Acquiring Affiliate” has the meaning specified in the definition of “Affiliate Acquisition Distribution”.

“Acquisition” means (i) the purchase or acquisition of Royalty Assets, and (ii) the purchase or acquisition of the Capital Stock or assets of an entity, enterprise or business unit that owns, among other things, Royalty Assets.

“Adjusted Eurodollar Rate” means the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (A) the applicable Eurodollar Rate by (B) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire substantially in the form of Exhibit C-2 or in any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Acquisition” has the meaning specified in the definition of “Affiliate Acquisition Distribution”.

“Affiliate Acquisition Distribution” means a distribution by the Borrower (including in the form of a loan or other Investment by the Borrower in an Affiliate (other than (x) Remainco or any direct or indirect Subsidiary of Remainco or any direct or indirect parent company of Remainco or (y) any direct or indirect Subsidiary of the Borrower)) that (i) will be used, directly or indirectly, to fund an Acquisition (an “Affiliate Acquisition”) by an Affiliate of the Borrower (an “Acquiring Affiliate”) and (ii) the Borrower notifies the Administrative Agent in writing that it designates such distribution as an “Affiliate Acquisition Distribution”, which notice shall describe in reasonable detail (A) the Acquiring Affiliate, (B) confirm that the assets being acquired constitute a Permitted Acquisition, (C) confirm that within 30 days following such Affiliate Acquisition (or such longer period as the Administrative Agent shall agree) the Borrower will cause the Acquiring Affiliate to comply with Section 6.10 and (D) identify the common parent entity of the Borrower and the Acquiring Affiliate and state that either (x) commencing with the first fiscal quarter that begins 30 days or more after the Affiliate Acquisition, the term “Consolidated Group” shall mean such common parent and its Consolidated Subsidiaries or (y) that the Borrower proposes and requests that the Administrative Agent agree that for purposes of the Loan Documents that either the definition of Consolidated Group not be modified as a result of the Affiliate Acquisition or that some other form of combined or pro-forma financial statements be used for financial reporting and financial covenant compliance purposes hereunder (including appropriate adjustments to the financial reporting and financial covenants (and related definitions, including to the definition of “Consolidated Group”)); provided that if the Borrower and the Administrative Agent cannot agree on the Borrower’s proposal or some other alternative arrangement, then either the Borrower may withdraw such notice and not treat such distribution as an Affiliate Acquisition Distribution or clause (ii)(D)(x) of this definition shall apply.

“Agent” means the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents or the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.

“Aggregate Commitments” means at any time the Term Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“All-In Yield” means, as to any indebtedness, the yield thereof as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount (when incurred or issued, without reference to subsequent market discount, premium or repricing) (being referred to here as “OID”), upfront and amendment fees, a Eurodollar Rate or Base Rate floor (with such increased amount being determined in the manner described in clause (iii) of the proviso to this definition), or otherwise; provided that: (i) OID and upfront fees shall be equated to interest rate margin assuming that such indebtedness at the time of incurrence has a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable indebtedness); (ii) “All-In Yield” shall not include customary advisory fees, success fees, arrangement fees, structuring fees, commitment fees, underwriting fees or similar fees that are of a type not generally paid to all lenders of such indebtedness (whether or not actually paid to all lenders providing such indebtedness) or, if applicable, ticking fees accruing prior to the funding of such indebtedness or customary consent fees for an amendment paid generally to consenting lenders; and (iii) with respect to any Term Loans of an applicable Class that include a Eurodollar Rate or Base Rate floor, (A) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Term Loans of such Class for the purpose of calculating the All-In Yield and (B) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.

“Alternative Credit Support” has the meaning set forth in Section 6.09.

“Alternative Credit Support Entity” means any Person that would have been required to become a Guarantor but instead enters into Alternative Credit Support arrangements as set forth in Section 6.09.

“Applicable Borrower Ownership Percentage” means (i) as of the Closing Date, 82.42% and (ii) following the Closing Date, at any time the greater of (x) the percentage in the immediately preceding clause (i) and (y) the percentage of beneficial interests in RP Investments held by the Borrower after giving effect to any purchase or other acquisition by the Borrower of additional beneficial interests in RP Investments.

“Applicable ECF Percentage” has the meaning specified in Section 2.03(b)(i).

“Applicable Percentage” means, with respect to each Class and Lender having Term Commitments or Term Loans thereunder at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate amount of the unused Term Commitments of such Lender during the availability period therefor under the applicable Class or Classes and, if applicable and without duplication, the aggregate outstanding principal amount of the Term Loans of such Lender under the applicable Class or Classes at such time, and the denominator of which is the aggregate amount of the unused Aggregate Commitments during the availability period therefor under the applicable Class or Classes and, if applicable and without duplication, the aggregate outstanding principal amount of the Term Loans under the applicable Class or Classes at such time, in each case subject to adjustment as provided in Section 2.13.

“Applicable Price” has the meaning specified in the definition of “Dutch Auction”.

“Applicable Rate” means (i) in respect of the Term A-1 Term Facility, 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans and (ii) in respect of the Term B-1 Term Facility, 0.75% per annum for Base Rate Loans and 1.75% per annum for Eurodollar Rate Loans.

“Applicable Remainco Ownership Percentage” means 100% less the Applicable Borrower Ownership Percentage at such time.

“Appropriate Lender” means, at any time, with respect to any Class, a Lender that has a Term Commitment with respect to such Class or holds a Term Loan of such Class, at such time.

“Approved Financial Institution” means Bank of America. N.A. or its affiliates or another financial institution acceptable to the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Bank of America, N.A., Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., in their capacities as joint lead arrangers and joint book managers for the Term Facilities.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially in the form of Exhibit C-1 hereto or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Auction” has the meaning specified in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction” ; provided that the Borrower shall not designate the Administrative Agent or any of its Affiliates as the Auction Agent without the written consent of the Administrative Agent or such Affiliate (it being understood that the Administrative Agent and its Affiliates are under no obligation to agree to act as Auction Agent).

“Auction Amount” has the meaning specified in the definition of “Dutch Auction”.

“Auction Notice” has the meaning specified in the definition of “Dutch Auction”.

“Auction Party” has the meaning specified in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning specified in the definition of “Dutch Auction”.

“Audited Financial Statements” means the audited balance sheet of RP Investments for the fiscal year ended December 31, 2018, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal year of RP Investments, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1% (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (iii) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means RPI 2019 Intermediate Finance Trust, a Delaware statutory trust.

“Borrower Collections Account” means (i) that certain account of the Borrower maintained at Bank of America, N.A. as depositary bank with the account number set forth on Schedule 6.11 and (ii) any replacement account in respect of the account described in the immediately preceding clause (i) at an Approved Financial Institution.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Trust Agreement” means the Amended and Restated Trust Agreement, dated as of February 11, 2020, among State Street Custodial Services (Ireland) Limited, as depositary, RP Management, LLC and Wilmington Trust, National Association, as owner trustee (as amended, supplemented or otherwise modified from time to time in accordance with Section 7.07).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and (x) if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day and (y) if such day relates to action required of the Owner Trustee, such day shall be also be a day other than a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Wilmington Delaware.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, (v) in the case of a trust, beneficial interests and (vi) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) Dollar-denominated time deposits and certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short term commercial paper rating from S&P is at least A 1 or the equivalent thereof or from Moody’s is at least P 1 or the equivalent thereof (each an “Approved Bank”), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or issued by, or guaranteed by, any domestic corporation rated A 1 (or the equivalent thereof) or better by S&P or P 1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (iv) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (v) Investments (classified in accordance with GAAP as current assets) in money market or prime investment programs or funds registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is or was a Lender, a Remainco Lender or an Affiliate of a Lender or a Remainco Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class” (i) when used with respect to Lenders, refers to whether such Lenders have Term Loans or Term Commitments with respect to a particular Class of Term Loans or Term Commitments, (ii) when used with respect to Term Commitments, refers to whether such Term Commitments are Term A-1 Term Commitments, Term B-1 Term Commitments or Incremental Term Commitments and (iii) when used with respect to Term Loans or a Term Borrowing, refers to whether such Term Loans, or the Term Loans comprising such Term Borrowing, are Term A-1 Term Loans, Term B-1 Term Loans or Incremental Term Loans, in each case not designated part of another existing Class. Term Commitments (and, in each case, the Term Loans made pursuant to such Term Commitments) that have different terms and conditions shall be construed to be in different Classes. Term Commitments (and, in each case, the Term Loans made pursuant to such Term Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing Date” means February 11, 2020.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (or any successor statute).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Agent” means Bank of America, in its capacity as collateral agent for the Secured Parties under the Collateral Documents, and its successor or successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Account Control Agreements, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Committed Loan Notice” means a notice of (i) a Term Borrowing, (ii) a conversion of Term Loans from one Type to the other or (iii) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Companies” means, collectively, the Borrower, RP Investments, RPIFT, RPI Acquisitions (Ireland) Limited, RPCT, RP IP Holdco (Ireland) Limited, RP Cube Trust, RP Delano, LLC, Royalty Pharma Investments ICAV and Holdings.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Capital Expenditures” means, for any period for the Consolidated Group, without duplication, all expenditures (whether paid in cash or other consideration) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period, in each case on a consolidated basis determined in accordance with GAAP but excluding any amounts otherwise included consisting of such expenditures of RP Investments, RPCT and their respective Subsidiaries and any other non-wholly-owned Subsidiary the accounts of which are consolidated with those of the Consolidated Group which are attributable to a minority interest; provided, that Consolidated Capital Expenditures shall not include, for purposes hereof, (i) expenditures in connection with any Permitted Acquisition or (ii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or property.

“Consolidated Charges” means, at any date, the sum of (i) Consolidated Interest Expense for the period of four consecutive fiscal quarters then ending, plus (ii) current scheduled maturities of Consolidated Funded Debt (exclusive of those in respect of the Term Loans due on the Maturity Dates for the Term Facilities) for the period of four consecutive fiscal quarters beginning one day after the date of determination, in each case excluding (without duplication) any amounts otherwise included consisting of expense or indebtedness of RP Investments, RPCT and their respective Subsidiaries and any other non-wholly-owned Subsidiary the accounts of which are consolidated with those of the Consolidated Group which are attributable to a minority interest; provided that for purposes of determining “Consolidated Charges”, Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on (i) March 31, 2020 shall equal the amount thereof for the fiscal quarter ending March 31, 2020 multiplied by four, (ii) June 30, 2020 shall equal the amount thereof for the two consecutive fiscal quarters ending June 30, 2020 multiplied by two and (iii) September 30, 2020 shall equal the amount thereof for the three consecutive fiscal quarters ending September 30, 2020 multiplied by 4/3.

“Consolidated Coverage Ratio” means, as of the last day of each fiscal quarter for the period of four consecutive fiscal quarters ending on such day determined on a Pro-Forma Basis, the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures, to (ii) Consolidated Charges.

“Consolidated EBITDA” means for any period for the Consolidated Group, on a Pro-Forma Basis:

(i)    total consolidated cash royalty receipts and milestone payment receipts in respect of Royalty Assets, plus

(ii)    any other distributions received in respect of Royalty Assets (other than Net Cash Proceeds of Dispositions), minus

(iii)    total consolidated cash operating payments (before interest payments and tax payments, and provided that to the extent otherwise included therein, cash operating payments do not include (x) payments of purchase price in connection with Permitted Acquisitions of Royalty Assets, including in the form of fixed or variable installment payments, milestone payments, royalty or revenue sharing obligations or research and development payments or (y) one-time costs related to the termination of interest rate hedging contracts of RPIFT in connection with the Reorganization), minus

(iv)    any distributions paid to non-controlling interests, minus

(v)    to the extent not deducted pursuant to clause (iii) of this definition, Employment Related Expenses, minus

(vi)    cash payments in respect of refunds related to amounts described in clause (i) hereof (but not, for the avoidance of doubt, milestone payments or similar payments by the Borrower or its applicable Affiliate);

provided that (A) clauses (i) to (vi) shall exclude any swap collateral payments received or made, and (B) to the extent that any payment in clauses (i) or (ii) was required to be paid in a particular quarter, but was actually paid in the next succeeding quarter prior to the Borrower delivering a compliance certificate for the prior period, such payment shall be deemed as having been received in the period in which it was required to be paid (but not also in the period actually received) for purposes of calculating Consolidated EBITDA for the relevant periods.

“Consolidated Excess Cash Flow” means, for any period for the Consolidated Group, an amount equal to:

(i)    Consolidated EBITDA for such period; minus

(ii)    the aggregate amount (without duplication and in each case excluding any amount to the extent paid, directly or indirectly, with the proceeds of (A) any Involuntary Disposition or (B) (1) any issuance of Capital Stock, (2) incurrence or assumption of Funded Debt or (3) Disposition by any member of the Consolidated Group (and in the case of the foregoing clauses (A) and (B)(3), to the extent they were not included in the determination of Consolidated EBITDA for such period) (collectively, the “Excluded Sources”)) of:

(A)    Consolidated Capital Expenditures;

(B)    amounts expended for Permitted Acquisitions (including by means of Affiliate Acquisition Distributions); and

(C)    scheduled principal payments made on Consolidated Funded Debt other than the Term Loans (including for purposes hereof, mandatory commitment reductions, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto) and optional prepayments of Consolidated Funded Debt other than the Term Loans;

(D)    Consolidated Interest Expense actually paid in cash by one or more members of the Consolidated Group during such period;

(E)    to the extent not included in Consolidated Interest Expense for the applicable period, realized losses on foreign exchange Swap Contracts qualifying as cash flow hedges during such period; and

(F)    taxes actually paid in cash by one or more members of the Consolidated Group during such period;

in each case on a consolidated basis determined in accordance with GAAP but excluding (without duplication) in the case of clause (ii) above any amounts otherwise included consisting of expenses or indebtedness of RP Investments, RPCT and any other non-wholly-owned Subsidiary the accounts of which are consolidated with those of the Consolidated Group which are attributable to a minority interest. Except as otherwise expressly provided, the applicable period shall be the fiscal quarter ending as of the date of determination.

“Consolidated Funded Debt” means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

“Consolidated Group” means the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided that such term may be adjusted as contemplated in the definition of “Affiliate Acquisition Distribution”.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, all interest expense paid in cash, plus any costs (other than transaction costs) of entering into Swap Contracts for the purpose of hedging interest rate risk, and any realized gains and losses on such Swap Contracts, in each case for such period on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

“Consolidated Leverage Ratio” means, as of the last day of each fiscal quarter determined on a Pro-Forma Basis, the ratio of (i) Consolidated Funded Debt on such day to (ii) Consolidated EBITDA, in each case for the period of four consecutive fiscal quarters ending as of such day.

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consummation Date” has the meaning specified in the definition of Qualifying Material Acquisition.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Debt Transaction” means, with respect to any member of the Consolidated Group, any borrowing, sale, issuance, placement, assumption or guaranty of Funded Debt, whether or not evidenced by a promissory note or other written evidence of indebtedness, except for Funded Debt permitted under Section 7.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under the applicable Term Facility plus (C) 2.00% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Term Loan plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that, as reasonably determined by the Administrative Agent, (i) has failed to perform any of its funding obligations hereunder, including in respect of its Term Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more unwaived conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied (it being understood that, if it is ultimately determined that such condition was in fact satisfied, such Lender shall be a Defaulting Lender from the date of such failure), (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that an unwaived condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notification or public statement) cannot be satisfied (it being understood that, if it is ultimately determined that such condition was in fact satisfied, such Lender shall be a Defaulting Lender from the date of such statement of intent)) or under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (iv) has, or has a direct or indirect parent company that has, after the date of this Agreement, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (C) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (D) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Delaware Divided LLC” means a Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC limited liability company into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other requirement of law.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive, territorial Sanctions (currently, Crimea, Cuba, Iran, North Korea, and Syria).

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property (other than Cash Equivalents) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For purposes of this Agreement, “Disposition” or “Dispose” shall not include (i) sharing or turnover payments or similar transfers of royalties or revenues generated by Royalty Assets pursuant to agreements entered into in connection with an acquisition of such Royalty Assets permitted by this Agreement, (ii) any arrangement that is structured to create a stream of cash payments arising from Royalty Assets of the Borrower or its applicable Affiliate or (iii) any Specified Distribution Transaction.

“Distributions” means all distributions made in respect of the direct or indirect beneficial owners or beneficial interests of the Borrower.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Affiliate” means any Affiliate that is organized under the laws of any State of the United States or the District of Columbia, and “Domestic Affiliates” means any two or more of them.

“Domestic Loan Party” means any Loan Party that is organized under the laws of any State of the United States or the District of Columbia, and “Domestic Loan Parties” means any two or more of them.

“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision thereof, and “Domestic Subsidiaries” means any two or more of them.

“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower (in such capacity, the “Auction Party”) in order to purchase Term Loans, in accordance with the following procedures (as may be modified as to times, dates and minimum amounts by the Borrower and the applicable Auction Agent acting reasonably in connection with a particular Auction transaction); provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction (or equivalent) which was withdrawn:

(i)    Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(ii)    Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(iii)    Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 1%, when compared to an Applicable Price of $100 with a 2% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(iv)    Additional Procedures.

(A)    Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(B)    To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(C)    In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(D)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be provided by 5:00 p.m. (or such later time as may be agreed by the Auction Agent); provided that any notice or communication actually received after such time shall be deemed to have been given as of the opening of business on the next Business Day.

(E)    The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“ECF Prepayment Amount” has the meaning specified in Section 2.03(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 10.10.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Employment Related Expenses” means distributions made by the Borrower the proceeds of which are, directly or indirectly, paid to the Investment Manager and/or the Manager for the payment of management fees, employee compensation and reimbursement of expenses.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(i)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(iii)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means at any date a Term Loan which bears interest at a rate based on the Adjusted Eurodollar Rate.

“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of

Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Property” means, and the Collateral shall not include, (a) any asset of RP Investments or any of its Subsidiaries, (b) except for the Borrower’s ownership interest in RP Investments and Holdings’ ownership in the Borrower, any shares of Capital Stock having voting power in excess of 65% of the voting power of all classes of Capital Stock of a Foreign Subsidiary of any grantor if, and solely to the extent that, the granting of a security interest in such shares of Capital Stock hereunder would cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed repatriation of the earnings of such Foreign Subsidiary to such Foreign Subsidiary’s United States parent for United States federal income tax purposes, (c) any personal property (including motor vehicles) in respect of which perfection of a Lien is not (i) governed by the UCC, (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office or (iii) effected by “control” under the UCC (it being understood that, for the avoidance of doubt, no actions shall be required to be taken outside the United States to perfect Collateral that is non-U.S. intellectual property), (d) any margin stock and any Capital Stock of any person other than the Borrower or a wholly-owned Subsidiary, (e) assets (including Capital Stock of Persons other than the Borrower or RP Investments) to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable law, rule or regulation or would require any consent, approval or authorization of any governmental or regulatory authority not obtained (without any requirement to obtain such consent, approval or authorization) after giving effect to the applicable anti-assignment provisions of the UCC (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition) or (y) is prohibited by any contract or would require any consent, approval, license or other authorization of any third party (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset, as applicable, and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or governmental or regulatory authority not obtained (without any requirement to obtain such consent, approval, license or other authorization), other than to the extent such prohibition or restriction is ineffective under the UCC, and (f) any United States “intent-to-use” trademark application to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark application under applicable Law.

“Excluded Sources” has the meaning specified in the definition of “Consolidated Excess Cash Flow”.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located, (ii) any branch profits taxes imposed by the United

States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (iii) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (iv) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that is (A) required to be imposed on amounts payable to such Foreign Lender pursuant to Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (B) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) and (v) any United States federal withholding Taxes imposed under FATCA.

“Failed Auction” has the meaning specified in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, the letter agreements entered into in January 2020 among the Borrower, the Administrative Agent and the respective Arrangers.

“Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of the Borrower then owing under any Secured Hedge Agreement to any Hedge Bank and (iii) all Cash Management Obligations then owing under any Secured Cash Management Agreement to a Cash Management Bank.

“First-Tier Foreign Affiliate” means any foreign Affiliate that is owned directly by Holdings, the Borrower or a Domestic Affiliate that is a Guarantor.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by a Domestic Loan Party.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means with respect to any Person, each Subsidiary of such Person that is not a Domestic Subsidiary, and “Foreign Subsidiaries” means any two or more of them.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)    all obligations for borrowed money, whether current or long-term (including the Senior Credit Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)    all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms);.

(iii)    all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements);

(iv)    the attributable principal amount of capital leases and Synthetic Leases;

(v)    all Preferred Stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;

(vi)    Support Obligations in respect of Funded Debt of another Person; and

(vii)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, (x) the amount of Funded Debt shall be determined (a) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (i) and purchase money indebtedness and the deferred purchase obligations under clause (ii), (b) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (iii), and (c) based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (vi) and (y) “Funded Debt” shall not include installment payments, milestone payments, or royalty or revenue sharing obligations incurred in connection with acquiring Royalty Assets pursuant to a Permitted Acquisition.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to the provisions of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority,

instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).

“Guarantors” means, collectively, the Persons required to execute and deliver a Guaranty or other guaranty or guaranty supplement pursuant to Section 6.09.

“Guaranty” means, collectively, any guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E, and any guaranty supplement delivered pursuant to Section 6.10.

“Hedge Bank” means (i) any Person that, at the time it enters into a Swap Contract with the Borrower, is or was a Lender, a Remainco Lender or an Affiliate of a Lender or a Remainco Lender, in its capacity as a party to such Swap Contract and (ii) any other Person or any Affiliate thereof which is a counterparty under Swap Contracts entered into with the Borrower on the Closing Date in connection with the novation to the Borrower and Remainco of Swap Contracts existing on the Closing Date between RPIFT and such Person or any Affiliate thereof.

“Holdings” means, as of any date, (i) Royalty Pharma Investments 2019 ICAV (solely to the extent that Royalty Pharma Investments 2019 ICAV owns beneficial interests of the Borrower) and/or (ii) any other parent company that directly owns beneficial interests of the Borrower; provided that, with respect to any Person referred to in this clause (ii), the Organization Documents of such Person (including any limitations on activities set forth therein), shall be reasonably satisfactory to the Administrative Agent; provided, further that such parent company shall have entered into a Pledge Agreement in respect of such beneficial interests.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that the Borrower designates in writing to the Administrative Agent as an “Immaterial Subsidiary”; provided that, as of the date of the last financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b), neither (a) the total assets attributable to all such Subsidiaries is in excess of 5.0% of the total assets attributable to the Consolidated Group (as determined by the Borrower in good faith and in accordance with GAAP) as of such date nor (b) the Consolidated EBITDA attributable to all such Subsidiaries is in excess of 5.0% of the Consolidated EBITDA of the Consolidated Group as of such date; provided, further, that (i) as of the Closing Date, the Borrower designates each of RP Cube Trust, RP Lex Sub-Trust, RP IP HoldCo (Ireland) Limited, Royalty Pharma Investments ICAV and RP Delano, LLC as an Immaterial Subsidiary in accordance with the immediately preceding proviso and (ii) the Borrower may further designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. If the consolidated total assets or Consolidated EBITDA attributable to all Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” shall at any time exceed the limits set forth in the preceding sentence, then starting with the largest Subsidiary (or in such other order as the Borrower may elect in its sole discretion), the Subsidiaries that are at such time designated as Immaterial Subsidiaries shall automatically be deemed to no longer be designated as Immaterial Subsidiaries until the threshold amounts in the preceding sentence are no longer exceeded (as reasonably determined by the Borrower), with any Immaterial Subsidiaries at such time that are below such threshold amounts still being designated as (and remaining as) Immaterial Subsidiaries. For the avoidance of doubt, an Acquiring Affiliate shall not be an Immaterial Subsidiary.

“Incremental Commitments Amendment” has the meaning specified in Section 2.12(d).

“Incremental Commitments Effective Date” has the meaning specified in Section 2.12(e).

“Incremental Equivalent Debt” means any Funded Debt that satisfies the following conditions:

(i)    after giving effect to the incurrence and the application of the proceeds thereof, the Borrower is in compliance on a Pro-Forma Basis with Section 7.10(a) and Section 7.10(b) and on a Pro-Forma Basis the Consolidated Leverage Ratio does not exceed the ratio equal to (x) the maximum Consolidated Leverage Ratio then permitted by Section 7.10(a) (including after giving effect to the proviso thereto), less (y) 0.25;

(ii)    such Funded Debt shall not have (A) a final maturity date that is before, in the case of Incremental Equivalent Debt that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time, and in the case of Incremental Equivalent Debt other than Term A Loans, the stated maturity date of the Term Loans (other than Term A Loans) with the latest Maturity Date at such time, or (B) a Weighted Average Life to Maturity shorter than the remaining average life to maturity of, in the case of Incremental Equivalent Debt that are Term A Loans, the outstanding Term A Loans with the latest Maturity Date at such time, and in the case of Incremental Equivalent Debt other than Term A Loans, the outstanding Term Loans (other than Term A Loans) with the latest Maturity Date at such time; provided that the foregoing limitations shall not apply to (x) customary bridge loans with a maturity date not longer than one year; provided that the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than, in the case of Incremental Equivalent Debt that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time, and in the case of Incremental Equivalent Debt other than Term A Loans, the stated maturity date of the Term Loans (other than Term A Loans) with the latest Maturity Date at such time and (y) Incremental Equivalent Debt having an aggregate principal amount not exceeding the Inside Maturity Excluded Amount;

(iii)    such Funded Debt may provide for the ability to participate (x) on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 2.03(a) and (y) to the extent secured on a pari passu basis with the initial Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Funded Debt refinancing such Incremental Equivalent Debt) in any mandatory prepayment of Term Loans required pursuant to Section 2.03(b) or less than a pro rata basis with any then-outstanding Term Facility;

(iv)    if such Funded Debt is in the form of term “B” loans, the MFN Provisions of Section 2.12(b)(iii) shall apply to such Funded Debt (as if, but only to the extent, including after giving effect to applicable exclusions and sunset provisions, such Funded Debt was an Incremental Term Loan of the type subject to the provisions of Section 2.12(b)(iii), mutatis mutandis);

(v)    if such Funded Debt is secured by assets that constitute Collateral, the holders of such Funded Debt (or a representative therefor) shall be party to an Acceptable Intercreditor Agreement; provided that, the aggregate outstanding principal amount of Funded Debt incurred or guaranteed by any Subsidiary of the Borrower that is not a Guarantor or an Alternative Credit Support Entity shall not exceed the greater of (x) $500,000,000 and (y) 25% of Consolidated EBITDA for the period of four fiscal quarters of the Consolidated Group most recently ended;

(vi)    the other terms of such Funded Debt (excluding, for the avoidance of doubt, interest rate (including through fixed interest rates), interest margins, rate floors, fees,

funding discounts, original issue discounts and optional prepayments or optional redemption premiums and terms) (when taken as a whole) are (x) not materially more favorable to the lenders or other investors providing such Funded Debt than those applicable to this Agreement as determined by the Borrower in good faith (other than covenants or other provisions applicable only to periods after the latest Maturity Date) or (y) on then-current market terms (as determined by the Borrower in good faith); and

(vii)    no Event of Default shall exist before or immediately after giving effect to the incurrence of such Incremental Equivalent Debt (except in connection with any acquisition or other Investment or irrevocable repayment or redemption of Funded Debt, where no such Event of Default shall exist at the time as elected by the Borrower pursuant to Section 1.03(d)).

“Incremental Lender” has the meaning set forth in Section 2.12(c).

“Incremental Term Commitment” has the meaning specified in Section 2.12(a).

“Incremental Term Loan Tranche” has the meaning specified in Section 2.12(a).

“Incremental Term Loans” has the meaning specified in Section 2.12(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Information Memorandum” means the information memorandum dated January 2020 used by the Arrangers in connection with the syndication of the Term Commitments.

“Initial Term A-1 Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Initial Term B-1 Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Inside Maturity Excluded Amount” means the greater of (x) $500,000,000 and (y) 25% of Consolidated EBITDA for the period of four fiscal quarters of the Consolidated Group most recently ended minus the aggregate outstanding principal amount of all Incremental Term Loans, Incremental Equivalent Debt, Specified Refinancing Debt and unsecured indebtedness, in each case, incurred in reliance on the Inside Maturity Excluded Amount.

“Interest Payment Date” means (i) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date of the Term Facility under which such Term Loan was borrowed; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (ii) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Term Facility under which such Term Loan was borrowed.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)    no Interest Period in respect of Term Loans may be selected which extends beyond a principal amortization payment date specified in Section 2.05 for Term Loans of the applicable Term Facility unless, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans of the applicable Term Facility which are comprised of Base Rate Loans together with such Term Loans comprised of Eurodollar Rate Loans with Interest Periods expiring on or prior to such date are at least equal to the aggregate principal amount of Term Loans of the applicable Term Facility due on such date;

(iv)    no Interest Period in excess of one month may be selected at any time when a Default or an Event of Default is then in existence; and

(v)    no Interest Period shall extend beyond the Maturity Date of the Term Facility under which such Term Loan was borrowed.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of Capital Stock of another Person, (ii) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to indebtedness of such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Manager” means RP Management, LLC in its capacity as investment manager of Royalty Pharma Investments 2019 ICAV, and its successor and assigns in such capacity.

“Involuntary Disposition” means the receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

“IRS” means the U.S. Internal Revenue Service (or any successor agency).

“Junior Debt” means any Funded Debt (excluding any intercompany indebtedness) that is (i) unsecured, (ii) secured by a Lien on the Collateral that is subordinated to the Lien on the Collateral securing the Finance Obligations or (iii) expressly subordinated in right of payment to the Finance Obligations.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” means the any Lender with a Term Commitment or outstanding Term Loans, including any Incremental Lender.

“Lending Office” means with respect to any Lender and for each Type of Term Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Term Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Term Loans of such Type are to be made and maintained.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in the nature of a security interest (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, this Agreement, any Incremental Commitments Amendment, any Refinancing Amendment, the Term Notes, the Guaranty, the Collateral Documents and the Fee Letters.

“Loan Party” means each of the Borrower, Holdings, as pledgor under the Pledge Agreement and each Guarantor, and “Loan Parties” means any combination of the foregoing.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Manager” means RP Management (Ireland) Limited in its capacity as manager of the Borrower, and its successors and assigns in such capacity.

“Market Intercreditor Agreement” means an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are either (a) consistent with market terms governing intercreditor arrangements for the sharing or subordination of liens or arrangements relating to the distribution of payments, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Funded Debt subject thereto or (b) in the event a “Market Intercreditor Agreement” has been entered into after the Closing Date meeting the requirement of preceding clause (a), the terms of which are, taken as a whole, not materially less favorable to the Lenders than the terms of such Market Intercreditor Agreement to the extent such agreement governs similar priorities, in each case of clause (a) or (b) as determined by the Borrower and the Administrative Agent in good faith.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries and Acquiring Affiliates taken as a whole; (ii) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or an Alternative Credit Support Entity to perform its obligations with respect to the applicable Alternative Credit Support; or (iii) a material adverse effect upon the legality, validity, binding effect or the enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means (i) with respect to the Term A-1 Term Facility, February 11, 2025 (the “Initial Term A-1 Maturity Date”), and (ii) with respect to the Term B-1 Term Facility, February 11, 2027 (the “Initial Term B-1 Maturity Date”) (or if any such day is not a Business Day, the next preceding Business Day).

“MFN Provision” has the meaning specified in Section 2.12(b)(iii).

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any Disposition or Debt Transaction, net of (i) direct costs (including legal, accounting and investment banking fees, sales commissions and underwriting discounts) and (ii) estimated taxes paid or payable as a result thereof. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by any member of the Consolidated Group in any Disposition or Debt Transaction and the Borrower’s share of such net proceeds distributed by RP Investments or any other non-wholly owned Subsidiary to the Borrower in connection with any permitted Disposition by RP Investments or any non-wholly-owned Subsidiary and excludes any such net proceeds distributed by RP Investments or any non-wholly-owned Subsidiary to owners of a minority interest in connection with any permitted Disposition by RP Investments or any non-wholly-owned Subsidiary.

“Non-Consenting Lender” has the meaning specified in the final paragraph of Section 10.01.

“Non-Core Royalty Assets” means (i) assets of the type described in clause (i) of the definition of “Royalty Assets” solely to the extent related to medical or health care (excluding pharmaceutical or biopharmaceutical) products, processes, devices, or enabling or delivery technologies that are protected by patents, governmental or other regulations or otherwise by contract, (ii) the securities of entities that primarily hold, directly or indirectly, interests of the type described in the preceding clause (i) including, without limitation, securities convertible into the foregoing, and any securities investments or contracts that may provide a hedge for such investments and (iii) common equity interests of entities that hold, directly or indirectly, Royalty Assets solely to the extent that the Borrower and/or its applicable Affiliates do not hold a controlling interest in the issuer of such common equity interests after giving effect to the acquisition of such equity interests by the Borrower or its applicable Affiliate (such common equity interests, “Minority Common Equity Interests”); provided that, Minority Common Equity Interests shall not include, to the extent otherwise covered by clause (iii) above, (x) investments in Royalty Assets in the form of preferred stock, joint venture interests, partnership interests, limited liability company interests or similar interests that are structured to result in one or more cash payments to the Borrower or its applicable Affiliate based upon sales of or revenues generated by products, the occurrence of certain events or the achievement of certain milestones, (y) the SLP Interests or (z) any additional beneficial interests in RP Investments purchased or otherwise acquired by the Borrower after the Closing Date.

“Non-Core Royalty Asset Cap” means, at any time of determination, 25% of the total assets of the Borrower and its Subsidiaries, as calculated in good faith by the Borrower in a manner consistent with GAAP.

“Non-Loan Party Cap” means the greater of (x) $500,000,000 and (y) 25% of Consolidated EBITDA for the period of four fiscal quarters of the Consolidated Group most recently ended, minus the aggregate amount of Investments then-outstanding (measured in accordance with the definition of “Investment”) and which were made in reliance on the Non-Loan Party Cap under Section 7.02(c) or Section 7.02(f).

“Organization Documents” means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owner Trustee” means the Owner Trustee under the Borrower Trust Agreement.

“Participant” has the meaning specified in Section 10.06(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law on October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Acquisition” means any Acquisition that satisfies the following conditions: (i) the Acquisition will be limited to purchase or acquisition of Royalty Assets, (ii) in the case of an Acquisition of Capital Stock constituting a controlling interest in an entity, the board of directors (or other comparable governing body) of such other Person shall have approved the Acquisition and (iii) subject to Section 1.03(d), the Borrower will provide to the Administrative Agent at least five Business Days prior to the consummation of the Acquisition or such shorter period as may be agreed by the Administrative Agent in its sole discretion, a certificate in the form attached as Exhibit G, (A) confirming that no Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto, and (B) demonstrating (after giving effect to such Acquisition on a Pro-Forma Basis) compliance with Section 7.10(a) and (b) as of the last day of the most recent fiscal quarter of the Borrower ending on or prior to the date of such Acquisition, and for the period of four consecutive fiscal quarters ending on such day. For the avoidance of doubt, the acquisition of Royalty Assets in the form of installment payments financing (including by agreement to pay research and development expenses) shall (if otherwise satisfying the conditions specified in this definition) constitute a Permitted Acquisition (each such acquisition an “Installment Acquisition”) and the consideration in respect of Installment Acquisitions shall not constitute operating payments for purposes of calculating Consolidated EBITDA.

“Permitted Liens” means those Liens permitted by Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means, as the context requires, (a) the Pledge Agreement, substantially in the form of Exhibit H hereto, dated as of the date hereof between Holdings and the Collateral Agent (and acknowledged by State Street Custodial Services (Ireland) Limited), as the same may be amended, modified or supplemented from time to time and/or (b) any additional pledge agreement entered into by Holdings after the Closing Date; provided that the terms of any such pledge agreement in this clause (b) shall be reasonably satisfactory to the Administrative Agent (it being understood and agreed that the terms thereof shall be deemed to be reasonably satisfactory to the Administrative Agent so long as such terms are substantially similar to the terms of the Pledge Agreement referred to in the preceding clause (a) and, taken as a whole, are not materially less favorable to the Lenders than the terms of the Pledge Agreement referred to in the preceding clause (a), as determined by the Borrower and the Administrative Agent in good faith).

“Pre-Commitment Information” means, taken as an entirety, (i) information with respect to the Borrower and its Subsidiaries contained in the Information Memorandum and (ii) any other written information in respect of the Borrower, any Subsidiary of the Borrower or the Reorganization authorized by the Borrower to be provided to any Agent or Lender by or on behalf of the Borrower prior to the Closing Date.

“Preferred Stock” means, as applied to the Capital Stock of a Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

“Prepayment Notice” means a notice of prepayment of Term Loans pursuant to Section 2.03(c).

“Pro-Forma Basis” means, with respect to any transaction, for purposes of determining compliance with the financial covenants hereunder and for determining whether an Acquisition is a Permitted Acquisition, that such transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a “Pro-Forma Basis” hereunder, (a) in the case of any Disposition, (i) payments and distributions of the type described in clause (i) or (ii) of the definition of Consolidated EBITDA, operating expenses of the type described in clause (iii) of the definition of Consolidated EBITDA(in each case determined on a cash basis and whether positive or negative), attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date thereof and (ii) indebtedness paid or retired in connection with such Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (b) in the case of any Acquisition, (i) payments and distributions of the type described in clause (i) or (ii) of the definition of Consolidated EBITDA, operating expenses of the type described in clause (iii) of the definition of Consolidated EBITDA(in each case determined on a cash basis and whether positive or negative), attributable to the property, entities or business units that are the subject thereof shall be included for purposes of making calculations on a Pro-Forma Basis to the extent relating to any period prior to the date thereof) and (ii) indebtedness incurred in connection with any Acquisition shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QMA Notice” has the meaning set forth in the definition of “Qualifying Material Acquisition”.

“QMA Notice Date” means, with respect to any QMA Notice, the date on which such QMA Notice is delivered to the Administrative Agent.

“Qualifying IPO” means any transaction or series of related transactions that results in any of the common Capital Stock of the Borrower (or any direct or indirect parent company of the Borrower) being publicly traded on any U.S. national securities exchange or any analogous exchange or any recognized securities exchange in Canada, the United Kingdom, Hong Kong or any country in the European Union.

“Qualifying Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying Material Acquisition” means any Permitted Acquisition, or the last to occur of a series of up to three consecutive or non-consecutive Permitted Acquisitions consummated within a period of six consecutive months, if the aggregate amount of consideration paid by the Borrower or the applicable Subsidiary for such Permitted Acquisition (or if applicable, Permitted Acquisitions) is in the aggregate at least $500,000,000 and the Borrower has designated such transaction as a “Qualifying Material Acquisition” by written notice (a “QMA Notice”) to the Administrative Agent; provided that such QMA Notice shall be irrevocable and the applicable QMA Notice Date must occur on or prior to the date that is 90 days after the consummation of such Permitted Acquisition (or, if applicable, second or third Permitted Acquisition) (such date of consummation, the “Consummation Date”).

“Reference Rate” means (i) with respect to the calculation of the All-In Yield in the case of Term Loans of an applicable Class that includes a Eurodollar Rate floor, an interest rate per annum equal to the rate per annum equal to LIBOR, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day for Dollar deposits with a term of three months, or if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such day with a term of three months would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, on such date and (ii) with respect to the calculation of the All-In Yield in the case of Term Loans of an applicable Class that includes a Base Rate floor, the interest rate per annum equal to the highest of (A) the Federal Funds Rate plus 1/2 of 1%, (B) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (C) the Eurodollar Rate on such day for an Interest Period of one month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day).

“Refinance,” “Refinancing” and “Refinanced” shall have the meanings provided in the definition of the term “Refinancing Debt.”

“Refinanced Debt” has the meaning provided in the definition of the term “Refinancing Debt”.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.14.

“Refinancing Debt” means, with respect to any Funded Debt (the “Refinanced Debt”), any Funded Debt issued, incurred or otherwise obtained in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Funded Debt has been terminated and including, in each case, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Debt (or previous refinancing thereof constituting Refinancing Debt); provided that:

(i)    the original principal amount of any such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium (including any tender premiums) and penalties (if any) thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder;

(ii)    such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums, if any, in connection therewith shall be paid, on the date such Refinancing Debt is issued, incurred or obtained and, if such Refinancing Debt consists, in whole or in part, of revolving commitments or revolving loans, such revolving commitments shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Refinancing Debt is issued, incurred or obtained;

(iii)    subject to the Inside Maturity Excluded Amount exception included in Section 2.14(a)(iii), (A) in the case of term Refinancing Debt, shall have a final maturity date equal to or later than the final maturity date of, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt (without giving effect to any amortization or prepayments thereof prior to the time of such Refinancing) as of the date of determination, and (B) in the case of revolving Refinancing Debt, does not mature (or require commitment reductions or amortization) prior to the final stated maturity date of the Refinanced Debt other than in connection with a voluntary reduction of commitments or availability thereunder prior to the maturity thereof;

(iv)    such Refinancing Debt may provide for the ability to participate (x) on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 2.03(a) and (y) to the extent secured on a pari passu basis with the initial Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Funded Debt refinancing the Refinanced Debt) in any mandatory prepayment of Term Loans required pursuant to Section 2.03(b) or less than a pro rata basis with any then-outstanding Term Facility;

(v)    the other terms of all such Refinancing Debt (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and optional prepayment or optional redemption premiums and terms) (when taken as a whole) are (x) not materially more favorable to the lenders or other investors providing such Funded Debt than those applicable to the Refinanced Debt (when taken as a whole, as determined by the Borrower in good faith) or (y) on then-current market terms (as determined by the Borrower in good faith); and

(vi)    no Event of Default shall exist immediately prior to or after giving effect to the incurrence or issuance of such Refinancing Debt (except in connection with any acquisition or other Investment or irrevocable repayment or redemption of Funded Debt, where no such Event of Default shall exist at the time as elected by the Borrower pursuant to Section 1.03(d)).

provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Funded Debt (or such shorter period as may be agreed by the Administrative Agent in its discretion), together with a reasonably detailed description of the material terms and conditions of such Funded Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in this definition shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

Refinancing Debt may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition) if (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (iii) above), provided that, on or prior to the first anniversary of the incurrence of such “bridge” or other credit facility, clause (v) of this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Related Documents” means the Reorganization Documents and the Loan Documents, collectively, and “Related Document” means any one of them.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Remainco” means RPI Intermediate Finance Trust, a Delaware statutory trust.

“Remainco Disbursement Account” means that certain account of Remainco maintained at Bank of America, N.A. or an Affiliate thereof (or at another financial institution) as depositary bank with the account number set forth on Schedule 6.11.

“Remainco Lender” means at any date a lender party to the Remainco Term Facility.

“Remainco Term Facility” means the $1,260,000,000 Credit Agreement dated as of February 11, 2020 among Remainco, the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent and any documentation and syndication agents party thereto.

“Reorganization” means the reorganization that occurred in connection with the Exchange Offer (as defined below) contemplated by the Explanatory Memorandum dated October 1, 2019, as supplemented on November 27, 2019 (the “Explanatory Memorandum”) circulated to Current Investors (as defined below), which Exchange Offer occurred as follows:

(a)    RP Management, LLC formed Royalty Pharma Investments 2019 ICAV and two new feeder partnerships, RPI US Partners 2019, LP and RPI International Partners 2019, LP (the “New Feeder Vehicles”) that together acquired ownership of Royalty Pharma Investments 2019 ICAV as described below and caused the formation of the Borrower, the right to the equity of which was acquired by Royalty Pharma Investments 2019 ICAV as described below;

(b)    RPI GP 2019, LP, (“New RPI GP”), the general partner of the New Feeder Vehicles launched an exchange offer (the “Exchange Offer”) pursuant to which holders of limited partnership interests (the “Current Investors”) in (i) RPI US Partners, LP (ii) RPI US Partners II, LP (iii) RPI International Partners, LP and (iv) RPI International Partners II, LP (the “Old Feeder Vehicles”) were offered the right to exchange their limited partnership interests in the Old Feeder Vehicles for limited partnership interests in the New Feeder Vehicles, as applicable;

(c)    Upon the completion of the Exchange Offer, the New RPI GP determined the percentage (the “Exchange Percentage”) of the aggregate limited partnership interests in the Old Feeder Vehicles exchanged for limited partnership interests in the New Feeder Vehicles and the Exchange Percentage of the interest the Old Feeder Vehicles in RP Investments was contributed to the New Feeder Vehicles in exchange for limited partnership interests in the New Feeder Vehicles followed by the repurchase from the Current Investors participating in the Exchange Offer of their limited partnership interests in the Old Feeder Vehicles in exchange for limited partnership interests in the New Feeder Vehicles;

(d)    Following the exchange, the New Feeder Vehicles contributed to Royalty Pharma Investments 2019 ICAV all of their RP Investments units, in exchange for 100% of the equity of Royalty Pharma Investments 2019 ICAV and Royalty Pharma Investments 2019 ICAV then contributed all of its RP Investments units to the Borrower, in exchange for the right to 100% of the equity of the Borrower;

(e)    The Old Feeder Vehicles caused the formation of Remainco and following the consummation of the Exchange Offer contributed to Remainco all of their RP Investments units in exchange for 100% of the equity of Remainco;

(f)    Pharmaceutical Investors, LP, the general partner of the Old Feeder Vehicles, converted a portion of its economic interest in the special allocation from RP Investments to special limited partnership interests (such interests, the “SLP Interests”) in the Old Feeder Vehicles that were exchanged into limited partnership interests of equivalent value in the applicable New Feeder Vehicles;

(g)    As a result of the foregoing steps, following the consummation of the Exchange Offer, both the Old Feeder Vehicles and the New Feeder Vehicles will hold an indirect interest in the investments of RPIFT and RPI Acquisitions (Ireland) Limited through shared ownership of RP Investments and the ownership of RP Investments is split between the Old Feeder Vehicles and the New Feeder Vehicles in proportion to the Exchange Percentage;

(h)    Royalty Pharma Investments 2019 ICAV will make new investments following the consummation of the Exchange Offer through the Borrower or as otherwise provided herein; and

(i)    Remainco entered into the Remainco Term Facility and the Borrower entered into this Agreement. This Agreement provides for a single drawing on the Closing Date and the Remainco Term Facility provides for a single drawing on the Closing Date. The proceeds of the drawing hereunder and under the Remainco Term Facility were invested in RP Investments by each of the Borrower and Remainco in proportion to their respective ownership interests and were used by RP Investments to make a contribution to RPIFT that was used to repay (or provide for the repayment) in full the principal, prepayment premium, if any, accrued interest and all other obligations under the RPIFT Senior Secured Credit Agreement.

“Reorganization Documents” means (i) the organizational documents and trust agreements for the Companies and (ii) the various contribution agreements and repurchase agreements that are required in order to effectuate the transactions described or referred to in the definition of “Reorganization”.

“Reply Amount” has the meaning specified in the definition of “Dutch Auction”.

“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Repricing Transaction” means any refinancing, refunding, replacement or repricing, in whole or in part, of any of the Term Loans, directly or indirectly, (x) from, or in anticipation of the receipt of, the proceeds of any broadly syndicated term loans secured by a Lien on the Collateral that is pari passu basis with the Lien securing the initial Term Loans (whether issued in one transaction or a series of related transactions, and including, without limitation, any Incremental Term Loans or Specified Refinancing Debt, in each case in the form of broadly syndicated term loans secured by a Lien on the Collateral that is pari passu with the Lien securing the initial Term Loans), or (y) pursuant to any amendment (other than any amendment to a financial covenant herein or in the component definitions thereof that may result in a repricing) to this Agreement, in any case and for any series of related transactions determined across all such transactions, having or resulting in an effective interest rate or weighted average yield (to be determined by the Administrative Agent, after giving effect to margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof generally and in their capacity as lenders or holders) as of the date of such refinancing, refunding, replacement or repricing that is, or could be, by the express terms of such Funded Debt (and not by virtue of any fluctuation in the Adjusted Eurodollar Rate or Base Rate), less than the Applicable Rate for, or weighted average yield (to be determined by the Administrative Agent, on the same basis as above) of such Term Loans immediately prior to such refinancing, refunding, replacement or repricing; provided, that in no event shall any such refinancing, refunding, replacement, repricing or amendment constitute a Repricing Transaction if (i) the primary purpose thereof (as determined by the Borrower in good faith) was not to reduce the yield applicable to the applicable Term Loans or (ii) such refinancing, refunding, replacement, repricing or amendment was entered into in connection with a change of control under Section 8.01(k), a Qualifying IPO or a Transformative Acquisition constitute a Repricing Transaction.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (i) the aggregate unused Term Commitments, if any plus (ii) the aggregate outstanding principal amount of the Term Loans at such date; provided that the unused Term Commitment and the portion of the Term Loans, if any, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Term A-1 Term Lenders” means, as of any date of determination, Term A-1 Term Lenders holding more than 50% of the Term A-1 Term Facility on such date; provided that the portion of the Term A-1 Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Term Lenders.

“Required Term B-1 Term Lenders” means, as of any date of determination, Term B-1 Term Lenders holding more than 50% of the Term B-1 Term Facility on such date; provided that the portion of the Term B-1 Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B-1 Term Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) with respect to any entity other than the Borrower, any officer of such entity who is authorized to act for such entity in matters relating to such entity and (ii) with respect to the Borrower, any officer of RP Management, LLC or Wilmington Trust, National Association, as owner trustee, who is authorized to act for RP Management, LLC or Wilmington Trust, National Association, as owner trustee, in matters relating to the Borrower and who is identified on the list of authorized signatories delivered by RP Management, LLC or Wilmington Trust, National Association, as owner trustee to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, solely for purposes of notices given pursuant to Article II, any other officer or employee so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Royalty Assets” means (i) intellectual property (including patents) related to, or contractual rights to income derived from the sales of, or revenues generated by, pharmaceutical, medical, health care and/or biopharmaceutical products, processes, devices, or enabling or delivery technologies that are protected by patents, governmental or other regulations or otherwise by contract, and/or (ii) the securities of entities that hold, directly or indirectly, such interests including, without limitation, securities convertible into the foregoing, and any securities investments or contracts that may provide a hedge for such investments.

“Royalty Proceeds” has the meaning set forth in Section 6.11(a).

“Royalty Pharma Investments 2019 ICAV” means Royalty Pharma Investments 2019 ICAV, a collective asset management vehicle formed and existing under the laws of the Republic of Ireland.

“RPCT” means Royalty Pharma Collection Trust (known prior to August 9, 2011 as Royalty Pharma Finance Trust), a Delaware statutory trust.

“RPCT Collections Account” means (i) that certain account of RPCT maintained at Deutsche Bank Trust Company Americas, as depositary bank, with the account number set forth on Schedule 6.11, (ii) any account opened at Bank of America, N.A. or an Affiliate thereof to replace the account referenced in clause (i) and (iii) any replacement account in respect of the account described in the immediately preceding clause (ii) at an Approved Financial Institution.

“RPIFT” means RPI Finance Trust, a Delaware statutory trust.

“RPIFT Collections Account” means (i) that certain account of RPIFT maintained at Deutsche Bank Trust Company Americas, as depositary bank, with the account number set forth on Schedule 6.11, (ii) any account opened at Bank of America, N.A. or an Affiliate thereof to replace the account referenced in clause (i) and (iii) any replacement account in respect of the account described in the immediately preceding clause (ii) at an Approved Financial Institution.

“RPIFT Concentration Account” means (i) that certain account of RPIFT maintained at Deutsche Bank Trust Company Americas, as depositary bank, with the account number set forth on Schedule 6.11, (ii) any account opened at Bank of America, N.A. or an Affiliate thereof to replace the account referenced in clause (i) and (iii) any replacement account in respect of the account described in the immediately preceding clause (ii) at an Approved Financial Institution.

“RPIFT Senior Secured Credit Agreement” means the Credit Agreement dated as of August 9, 2011 (as amended as of May 30, 2012, July 17, 2012, October 4, 2012, November 15, 2013, December 18, 2014, May 6, 2015, October 14, 2016, March 27, 2017, May 10, 2017 and May 4, 2018) among RPIFT, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

“RP Investments” means Royalty Pharma Investments, a unit trust formed under the laws of the Republic of Ireland and the direct parent of RPIFT.

“RP Investments Collections Account” means (i) that certain account of RP Investments maintained at Deutsche Bank Trust Company Americas as depositary bank, with the account number set forth on Schedule 6.11, (ii) any account opened at Bank of America, N.A. or an Affiliate thereof to replace the account referenced in clause (i) and (iii) any replacement account in respect of the account described in the immediately preceding clause (ii) at an Approved Financial Institution.

“RP Investments Concentration Account” means (i) that certain account of RP Investments maintained at Bank of America, N.A. or an Affiliate thereof as depositary bank, with the account number set forth on Schedule 6.11 and (ii) any replacement account in respect of the account described in the immediately preceding clause (i) at an Approved Financial Institution.

“RP Select Disbursement Account” means (i) that certain account of RP Select Finance Trust, a Delaware statutory trust, maintained at Deutsche Bank Trust Company Americas as depositary bank (Account No. RPSF 11.1) and (ii) any replacement account in respect of the account described in the immediately preceding clause (i).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc. and any successor thereto.

“Sanction(s)” means any economic or financial sanction administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)) or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, in each case to the extent applicable to the Borrower or any Subsidiaries.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract entered into by and between the Borrower and any Hedge Bank.

“Secured Parties” means, collectively, the Senior Credit Parties, the Hedge Banks, the Cash Management Banks and the other Persons the Finance Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit F hereto, dated as of the date hereof among the Borrower, any Guarantors from time to time party thereto and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Senior Credit Obligations” means, with respect to each Loan Party, without duplication:

(i)    in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Term Loan under, or any Term Note issued pursuant to, this Agreement or any other Loan Document;

(ii)    all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iii)    all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

(iv)    all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and

(v)    in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor, pursuant to this Agreement, the Guaranty or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Senior Credit Party” means each Lender, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Collateral Agent and each Indemnitee and their respective successors and assigns, and “Senior Credit Parties” means any two or more of them, collectively.

“SLP Interest” has the meaning specified in the definition of “Reorganization”.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (v) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Distribution Transaction” means a Distribution or Disposition of Royalty Assets of RP Investments or any Subsidiary thereof (and/or the Capital Stock of any such Person) to the Borrower (directly or through a series of related transactions) followed by a cash payment by the Borrower to Remainco, subject to satisfaction of each of the following conditions: (i) such cash payment shall be equal to the fair market value (as determined in good faith by the Borrower and as set forth on a certificate of the Borrower delivered to the Administrative Agent in form reasonably satisfactory to the Administrative Agent) of such Royalty Assets that are Distributed to or purchased by the Borrower multiplied by the Applicable Remainco Ownership Percentage (plus any fees and expenses payable in respect of such transaction), (ii) prior to and immediately after giving effect to such transaction, no Event of Default shall exist and be continuing and (iii) prior to and immediately after giving effect to such transaction, the Borrower is in compliance with the final proviso in Section 7.02.

“Specified Subsidiary” means any Subsidiary of the Borrower that makes a Permitted Acquisition pursuant to Section 7.02(c) or with respect to which an Investment is made pursuant to Section 7.02(f)(y), in each case in reliance on the Non-Loan Party Cap.

“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a) or Section 8.01(f).

“Specified Refinancing Debt” has the meaning specified in Section 2.14.

“Standing Instructions” has the meaning specified in Section 6.11(b)(v).

“Subject Proceeds” has the meaning specified in Section 2.03(b)(ii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, statutory trust or other business entity as to which a majority of the beneficial or other ownership interests therein, or a majority of the shares of securities thereof or other interests therein having ordinary voting power for the election of the directors or other governing body thereof (other than securities or interests having such power only by reason of the happening of a contingency), in each case are at the time beneficially owned, or the management of such business entity is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by, such Person, and, with respect to the Borrower, shall in any event as of the Closing Date include RP Investments, RPIFT, RPCT, RPI Acquisitions (Ireland) Limited, RP IP HoldCo (Ireland) Limited, RP Cube Trust, RP Delano, LLC and Royalty Pharma Investments ICAV. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Support Obligations” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien). The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loans” means the Term A-1 Term Loans and any other Classes of Term Loans with annual amortization payments in an amount equal to or greater than 5.00% of the original principal amount thereof.

“Term A-1 Term Borrowing” means a borrowing consisting of simultaneous Term A-1 Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A-1 Term Lenders pursuant to Section 2.01(b).

“Term A-1 Term Commitment” means, as to each Term A-1 Term Lender, its obligation to make a Term A-1 Term Loan to the Borrower pursuant to Section 2.01(b) on the Closing Date.

“Term A-1 Term Facility” means, at any time on or after the Closing Date, the aggregate principal amount of the Term A-1 Term Loans outstanding at such time (which on the Closing Date is $3,200,000,000).

“Term A-1 Term Lender” means, at any time on or after the Closing Date, any Lender that holds Term A-1 Term Loans at such time.

“Term A-1 Term Loan” means, at any time on or after the Closing Date, a loan made by a Term A-1 Term Lender under the Term A-1 Term Facility, including any Incremental Term Loan made as a Term A-1 Term Loan.

“Term A-1 Term Note” means a promissory note, substantially in the form of Exhibit B, evidencing the obligation of the Borrower to repay outstanding Term A-1 Term Loans made by a Term A-1 Term Lender, as such note may be amended, modified or supplemented from time to time.

“Term B-1 Term Borrowing” means a borrowing consisting of simultaneous Term B-1 Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B-1 Term Lenders pursuant to Section 2.01(a).

“Term B-1 Term Commitment” means, as to each Term B-1 Term Lender, its obligation to make a Term B-1 Term Loan to the Borrower pursuant to Section 2.01(a) on the Closing Date.

“Term B-1 Term Facility” means, at any time on or after the Closing Date the aggregate principal amount of the Term B-1 Term Loans outstanding at such time (which on the Closing Date) is $2,840,000,000.

“Term B-1 Term Lender” means, at any time on or after Closing Date, any Lender that holds Term B-1 Term Loans at such time.

“Term B-1 Term Loan” means, at any time on or after the Closing Date, a loan made or converted into by a Term B-1 Term Lender under the Term B-1 Term Facility, including any Incremental Term Loan made as a Term B-1 Term Loan.

“Term B-1 Term Note” means a promissory note, substantially in the form of Exhibit B, evidencing the obligation of the Borrower to repay outstanding Term B-1 Term Loans made by a Term B-1 Term Lender, as such note may be amended, modified or supplemented from time to time.

“Term Borrowing” means a Term A-1 Term Borrowing and a Term B-1 Term Borrowing.

“Term Commitment” means a Term A-1 Term Commitment and Term B-1 Term Commitment or any Incremental Term Commitment, and “Term Commitments” means any two or more of them, collectively.

“Term Facility” means, at any time, the Term A-1 Term Facility, the Term B-1 Term Facility or any Incremental Term Loan Tranche, and “Term Facilities” means any two or more of them, collectively.

“Term Loan” means a Term A-1 Term Loan, a Term B-1 Term Loan, or any Incremental Term Loan, and “Term Loans” means any two or more of them, collectively.

“Term Note” means a Term A-1 Term Note or a Term B-1 Term Note, and “Term Notes” means any two or more of them, collectively.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Transaction” means the events contemplated by the Related Documents.

“Transformative Acquisition” means any acquisition or Investment by the Borrower or any Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “US” mean the United States of America.

“Weighted Average Life to Maturity” means, when applied to any indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such indebtedness.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)    References to a “Person and its Subsidiaries” or to a “Person or any Subsidiary” (or words of similar import) means to the Borrower and its Subsidiaries, unless otherwise specified.

Section 1.03    Accounting Terms and Determinations.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Funded Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)    Changes in GAAP. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Computation of Certain Financial Covenants. Unless otherwise specified herein, all defined financial terms (and all other definitions used to determine such terms) shall be to those determined and computed in respect of the Consolidated Group.

(d)    Limited Condition Transactions. Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro-Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or financial test (including Section 7.10 hereof, any Consolidated Leverage Ratio test or Consolidated Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated EBITDA or consolidated total assets, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of default or event of default) or (iii) compliance with any basket or other condition (including any basket measured as a percentage of Consolidated EBITDA or consolidated total assets, as a condition to (A) the consummation of any transaction (including in connection with any acquisition, consolidation, business combination or similar Investment or the assumption or incurrence of Funded Debt), (B) the making of any Distributions and/or (C) the making of any prepayment of Funded Debt, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition, consolidation, business combination or similar Investment, any Disposition any incurrence of Funded Debt or any transaction relating thereto, at the time of (or on the basis of the financial statements for the most recently ended four consecutive fiscal quarters at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, consolidation, business combination, similar Investment or Disposition (or, in connection with an acquisition, consolidation or business combination to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7

Announcement” of a firm intention to make an offer is made or to which the Irish Takeover Panel Act 1997 Takeover Rules 2007 applies, the date on which a “Rule 2.5 Announcement” of a firm intention to make an offer is made) or the establishment of a commitment with respect to such Funded Debt or (y) the consummation of such acquisition, consolidation, business combination, Investment or Disposition or the incurrence of such Funded Debt, (2) in the case of any Distributions, at the time of (or on the basis of the financial statements for the most recently ended four consecutive fiscal quarters at the time of) (x) the declaration of such Distributions or (y) the making of such Distributions and (3) in the case of any prepayment of Funded Debt, at the time of (or on the basis of the financial statements for the most recently ended four consecutive fiscal quarters at the time of) (x) delivery of notice with respect to such prepayment of Funded Debt or (y) the making of such prepayment of Funded Debt, in each case, after giving effect on a Pro-Forma Basis to the relevant acquisition, consolidation, business combination or similar Investment, Distributions and/or prepayment of Funded Debt, incurrence of Funded Debt or other transaction (including the intended use of proceeds of any Funded Debt to be incurred in connection therewith) and, with respect to any other acquisition, consolidation, business combination or similar Investment, Distributions, prepayment of Funded Debt, incurrence of Funded Debt or other transaction that has not been consummated but with respect to which the Borrower has elected to test any applicable condition prior to the date of consummation in accordance with this Section 1.03(d) (a “Previously Elected Transaction”), assuming that such Previously Elected Transaction has been consummated and that such Previously Elected Transaction has not been consummated. For the avoidance of doubt, if the Borrower shall have elected the option set forth in clause (x) of any of the preceding clauses (1), (2) or (3) in respect of any transaction, then the Borrower shall only be required to satisfy the applicable test or condition at the time set forth in such clause (x) with respect to such transaction, and shall not be required to satisfy the applicable test or condition at any subsequent time with respect to such transaction. For the avoidance of doubt, the provisions of this paragraph (d) shall apply in respect of the incurrence of any Incremental Term Loans, Incremental Equivalent Debt or any other incurrence or assumption of Funded Debt.

Section 1.04    Rounding. Any financial ratios required to be maintained by any member of the Consolidated Group pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 1.07    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Term Loans to the Borrower hereunder with Incremental Term Loans, Specified Refinancing Debt, pursuant to a Loan Modification Agreement or loans incurred under a new credit facility or directly or indirectly refinances loans to RPIFT under the RPIFT Senior Secured Credit Agreement on the Closing Date with Term Loans made on the Closing Date, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document or under the RPIFT Senior Secured Credit Agreement that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.08    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

Section 1.09    Delaware LLC Divisions. For all purposes under the Loan Documents, in connection with any Delaware LLC Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a Delaware Divided LLC, then it shall be deemed to have been transferred from the original Person to the Delaware Divided LLC, and (b) if a Delaware Divided LLC comes into existence, such Delaware Divided LLC shall be deemed to have been organized on the first date of its existence by the holders of the Capital Stock at such time.

ARTICLE II

THE TERM COMMITMENTS AND TERM LOANS

Section 2.01    The Term Loans.

(a)    Term B-1 Term Loans. Subject to the terms and conditions set forth herein, each Term B-1 Term Lender severally agrees to make Term B-1 Term Loans to the Borrower on the Closing Date in an amount not to exceed such Term B-1 Term Lender’s Applicable Percentage of the Term B-1 Term Facility. The Term B-1 Term Borrowing shall consist of Term B-1 Term Loans made simultaneously by the Term B-1 Term Lenders in accordance with their respective Applicable Percentages of the Term B-1 Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term B-1 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)    Term A-1 Term Loans. Subject to the terms and conditions set forth herein, each Term A-1 Term Lender severally agrees to make a Term A-1 Term Loan to the Borrower on the Closing Date in an amount not to exceed such Term A-1 Term Lender’s Applicable Percentage of the Term A-1 Term Facility. The Term A-1 Term Borrowing shall consist of Term A-1 Term Loans made simultaneously by the Term A-1 Term Lenders in accordance with their respective Applicable Percentages of the Term A-1 Term Facility. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. Term A-1 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02    Borrowings, Conversions and Continuations of Term Loans.

(a)    Each Term Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 A.M. (i) three Business Days prior to the requested date of any Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Term Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 A.M. four Business Days prior to the requested date of such Term Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 A.M., three Business Days before the requested date of such Term Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Term Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term A-1 Term Borrowing, a Term B-1 Term Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Term Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Term Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Term Facility of the applicable Term A-1 Term Loans or Term B-1 Term Loans covered by the Committed Loan Notice, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Appropriate Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 P.M. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 (or, if such Term Borrowing is an Incremental Term Loan, Section 2.12(f) or, if such Term Borrowing is of Specified Refinancing Debt, Section 2.14(c)), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Term Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Term Facilities.

Section 2.03    Prepayments.

(a)    Optional. The Borrower may at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that: (A) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (B) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each prepayment of the outstanding Term Loans pursuant to this Section 2.03(a) shall be applied among the Term Facilities and to the principal repayment installments thereof in each case as directed by the Borrower (or, failing such direction, ratably among the Term Facilities and to the principal repayment installments thereof in inverse order of scheduled maturities), and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the applicable Term Facility. Any prepayment of a Eurodollar Rate Loan pursuant to this Section 2.03(a) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b)    Mandatory.

(i)    Consolidated Excess Cash Flow. On the first Business Day after financial statements for any fiscal quarter have been delivered pursuant to Section 6.01(a) or (b), as applicable, and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (commencing with those delivered for the fiscal quarter ending March 31, 2020), the Borrower shall prepay an aggregate principal amount of Term Loans equal to (the “ECF Prepayment Amount”) (A) the Applicable ECF Percentage of Consolidated Excess Cash Flow for the fiscal quarter covered by such financial statements, minus (B) the aggregate amount of all voluntary prepayments made pursuant to Section 2.03(a) and amortization payments made pursuant to Section 2.05(a) or Section 2.05(b), in each case made during such prior fiscal quarter funded from Consolidated Excess Cash Flow and not made with any Excluded Sources, minus (C) an amount equal to the Distributions that the Borrower would have been permitted to make in such period pursuant to Section 7.06(a) (whether or not actually made) (such prepayment to be applied as set forth in clause (iv) below). As used in this Section 2.03(b)(i), the term “Applicable ECF Percentage” for any fiscal quarter means (i) 50.0%, if the Consolidated Leverage Ratio as of the last day of such prior fiscal quarter was greater than 3.50 to 1.0, (ii) 25.0%, if the Consolidated Leverage Ratio as of the last day of such prior fiscal quarter was equal to or less than 3.50 to 1.0 but greater than 3.00 to 1.00 or (iii) 0% if the Consolidated Leverage Ratio as of the last day of such prior fiscal quarter was equal to or less than 3.00 to 1.00. Notwithstanding the foregoing, if at the time that any such prepayment would be required, the Borrower (or any Subsidiary thereof) is also required to prepay, repurchase or offer to prepay or repurchase any

Funded Debt permitted hereunder that is secured on a pari passu basis with any Senior Credit Obligation pursuant to the terms of the documentation governing such Funded Debt (such Funded Debt required to be so prepaid or repurchased or offered to be so prepaid or repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.03(b)(i) shall be reduced accordingly; it being understood and agreed that (x) the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the portion of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof and (y) to the extent the holders of the Other Applicable Indebtedness decline to have such Other Applicable Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(ii)    Dispositions. The Borrower or any other member of the Consolidated Group, as the case may be, shall prepay an aggregate principal amount of Term Loans equal to 100% of the Net Cash Proceeds from any Disposition or Involuntary Disposition by the Borrower or such other member of the Consolidated Group within 10 Business Days of receipt thereof by such Person to the extent such proceeds are not reinvested within 12 months after receipt of such Net Cash Proceeds (or reinvested within 18 months after receipt thereof if a contractual commitment to reinvest is entered into within 12 months after receipt thereof) in similar assets or in Royalty Assets (including any such assets that are acquired through a Permitted Acquisition or other Investment, but in any case subject to the Non-Core Royalty Asset Cap); provided that the Borrower may elect to deem certain expenditures that would otherwise be permissible reinvestments but that occurred prior to the receipt of the applicable Net Cash Proceeds as having been reinvested in accordance with the provisions of this clause (ii), but only to the extent such deemed expenditure shall have been made no earlier than the earlier of the execution of a definitive agreement with respect to such Disposition or the consummation of the applicable Disposition or Involuntary Disposition; provided, further, that no such prepayment shall be required under this clause (ii) with respect to any Disposition or Involuntary Disposition that does not result in more than $10,000,000 per Disposition or Involuntary Disposition or series of related Dispositions or Involuntary Dispositions (the amounts so required to prepay Term Loans pursuant to this clause (ii), the “Subject Proceeds”). Notwithstanding the foregoing, if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Subsidiaries is required to repay or repurchase (or offer to repay or repurchase) any Other Applicable Indebtedness with Subject Proceeds, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood and agreed that (x) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.03(b)(ii) shall be reduced accordingly and (y) to the extent the holders of the Other Applicable Indebtedness decline to have such Other Applicable Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii)    Debt Transactions. The Borrower or any of its Subsidiaries, as the case may be, shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received from any Debt Transaction immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clause (iv) below).

(iv)    Application to Amortization Payments. Each prepayment of Term Loans pursuant to the foregoing provisions of this Section 2.03(b) shall be applied ratably among the Term A-1 Term Facility and the Term B-1 Term Facility, in each case to the principal repayment installments of the Term Facilities on a pro-rata basis; provided that upon notice from the Borrower to the Administrative Agent concurrently with any prepayment of Term Loans pursuant to this Section 2.03(b), any prepayment of Term Loans shall first be applied to up to the next four quarterly installments of each of the Term Facilities pro-rata as among each of the Term Facilities.

(c)    Prepayment Notices. Each prepayment made pursuant to this Section 2.03 shall be made upon notice to the Administrative Agent (such notice to be in a form acceptable to the Administrative Agent), which may be given by telephone, which notice must be received by the Administrative Agent not later than 12:00 P.M. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) one Business Day prior to any date of prepayment of Base Rate Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans. Each telephonic notice by the Borrower pursuant to this Section 2.03 must be confirmed promptly by delivery to the Administrative Agent of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage(s) of the Term Facilities). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment under this Section 2.03 shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in the manner described in Section 2.03(a) or (b), as applicable.

(d)    Prepayment Premium. Notwithstanding anything herein to the contrary, if on or prior to the calendar date corresponding to that of the Closing Date occurring in the sixth calendar month immediately following the calendar month in which the Closing Date occurs, the Borrower (i) makes any prepayment of Term Loans under the Term B-1 Term Facility with the proceeds of any Repricing Transaction described under clause (x) of the definition of Repricing Transaction, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction under clause (y) of the definition of Repricing Transaction with respect to any of the Term B-1 Term Facility, the Borrower shall on the date of such prepayment or amendment, as applicable, pay to each applicable Lender, (A) in the case of such clause (x), 1.0% of the principal amount of the Term B-1 Term Loans under the Term B-1 Term Facility so prepaid and (B) in the case of such clause (y), 1.0% of the aggregate amount of the Term B-1 Term Loans under the relevant Term B-1 Term Facility affected by such Repricing Transaction and outstanding on the effective date of such amendment.

Section 2.04    Termination of Term Commitments. The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

Section 2.05    Repayment of Term Loans.

(a)    Scheduled Amortization of Term B-1 Term Loans. The Borrower shall repay to the Administrative Agent for the ratable accounts of the Term B-1 Term Lenders the aggregate principal amount of all Term B-1 Term Loans outstanding in quarterly installments on the last Business Day of each March, June, September and December (commencing on March 31, 2020) equal to 0.25% of the aggregate principal amount of the Term B-1 Term Loans on the Closing Date (which installments shall be (i) reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03(a) or Section 2.03(b)(iv) and (ii) subject to Section 2.12(d), increased by an amount equal to (A) in the case of each installment occurring thereafter other than the installment payable on the Maturity Date for the Term B-1 Term Facility, an amount equal to 0.25% of the aggregate principal amount of any Incremental Term Loans made pursuant to Section 2.12 as Term B-1 Term Loans and (B) in the case of the installment payable on the Maturity Date for the Term B-1 Term Facility, an amount equal to the remainder of the aggregate principal amount of any such Incremental Term Loans); provided that the final principal repayment installment of the Term B-1 Term Loans (including any Incremental Term Loans made as Term B-1 Term Loans) shall be repaid on the Maturity Date for the Term B-1 Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B-1 Term Loans outstanding on such date.

(b)    Scheduled Amortization of Term A-1 Term Loans. The Borrower shall repay to the Administrative Agent for the ratable accounts of the Term A-1 Term Lenders the aggregate principal amount of all Term A-1 Term Loans outstanding in quarterly installments on the last Business Day of each March, June, September and December (commencing on March 31, 2020) equal to 1.25% of the aggregate principal amount of the Term A-1 Term Loans on the Closing Date (which installments shall be (i) reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03(a) or Section 2.03(b)(iv) and (ii) subject to Section 2.12(d), increased by an amount equal to (A) in the case of each installment occurring thereafter other than the installment payable on the Maturity Date for the Term A-1 Term Facility, an amount equal to 1.25% of the aggregate principal amount of any Incremental Term Loans made pursuant to Section 2.12 as Term A-1 Term Loans and (B) in the case of the installment payable on the Maturity Date for the Term A-1 Term Facility, an amount equal to the remainder of the aggregate principal amount of any such Incremental Term Loans); provided that the final principal repayment installment of the Term A-1 Term Loans (including any Incremental Term Loans made as Term A-1 Term Loans) shall be repaid on the Maturity Date for the Term A-1 Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Term Loans outstanding on such date.

(c)    Accrued Interest. Any repayment of Term Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

Section 2.06    Interest.

(a)    Stated Interest. Subject to the provisions of Section 2.06(b), with respect to Term B-1 Term Loans and Term A-1 Term Loans, (A) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (1) the Adjusted Eurodollar Rate for such Interest Period plus (2) the Applicable Rate for such Term Facility and (B) each Base Rate Loan under such Term Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Applicable Rate for such Term Facility.

(b)    Default Interest.

(i)    While any Specified Event of Default exists, the Borrower shall pay interest on all outstanding Senior Credit Obligations constituting principal or interest not paid when due at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Payments of Interest. Interest on the Term Loans shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07    Fees. (a) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except to the extent otherwise agreed in writing by such parties.

(b)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except to the extent otherwise agreed in writing by such parties.

Section 2.08    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Adjusted Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09    Evidence of Debt. The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Note, which shall evidence such Lender’s Term Loans under a Term Facility in addition to such accounts or records. Each Lender may attach schedules to its Term Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

Section 2.10    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrower shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided for herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 P.M. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Applicable Percentage(s) in respect of the applicable Term Facilities (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 PM shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding and Payments; Presumptions.

(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Term Borrowing of Eurodollar Rate Loans (or, in the case of any Term Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Term Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Term Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Term Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Term Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Term Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Term Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the

Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Term Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.11    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Senior Credit Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Senior Credit Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Senior Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Senior Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) Senior Credit Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Senior Credit Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Senior Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Senior Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Term Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Senior Credit Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant allowed hereunder.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.12    Incremental Term Loans.

(a)    Requests for Incremental Term Loans. Upon notice to the Administrative Agent (which, if so directed by the Borrower in its discretion, shall promptly notify the Appropriate Lenders), at any time after the Closing Date the Borrower may request one or more additional Classes of term loans or an increase to any existing Class of term loans (each an “Incremental Term Commitment” and all of them, collectively, the “Incremental Term Commitments”); provided that:

(i)    after giving effect to the incurrence of Incremental Term Loans under an Incremental Term Commitment, and the application of the proceeds thereof (including any Acquisition or other Investment consummated in connection therewith), on a Pro-Forma Basis the Consolidated Leverage Ratio does not exceed the ratio equal to maximum Consolidated Leverage Ratio then permitted by Section 7.10(a) (including after giving effect to the proviso thereto) less 0.25; and

(ii)    any such addition shall be in an aggregate amount of not less than $20,000,000 or any whole multiple of $5,000,000 in excess thereof.

Any loans made in respect of any such Incremental Term Commitments (the “Incremental Term Loans”) may be made, at the option of the Borrower, by either (i) increasing the Term Commitments under one or both of the Term Facilities with the same terms (including pricing) as the existing Term Loans under the applicable Term Facility, or (ii) creating a new tranche of term loans (an “Incremental Term Loan Tranche”); provided that if such Incremental Term Loans are not Term Loans, such Incremental Term Loans shall have prepayment events not more stringent than those applicable to the outstanding Term Loans.

(b)    Ranking and Other Provisions. The Incremental Term Loans:

(i)    (A) shall rank pari passu or junior in right of payment and in respect of lien priority as to the Collateral with the Senior Credit Obligations in respect of the outstanding Term Loans and (B) may not (x) be guaranteed by any Person that is not a Loan Party, (y) be secured by Liens on any assets other than the Collateral or (z) receive Alternative Credit Support (or any analogous alternative credit support) from any Person that is not a Guarantor or an Alternative Credit Support Entity;

(ii)    shall not have (A) a final maturity date that is before, in the case of Incremental Term Loans that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time, and in the case of Incremental Term Loans other than Term A Loans, the stated maturity date of the Term Loans (other than Term A Loans) with the latest Maturity Date at such time, or (B) a Weighted Average Life to Maturity shorter than the remaining average life to maturity of, in the case of Incremental Term Loans that are Term A Loans, the outstanding Term A Loans with the latest Maturity Date at such time, and in the case of Incremental Term Loans other than Term A Loans, the outstanding Term Loans (other than Term A Loans) with the latest Maturity Date at such time; provided that the foregoing limitations shall not apply to (x) customary bridge loans with a maturity date not longer than one year; provided that the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than, in the case of Incremental Term Loans that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time and in the case of Incremental Term Loans other than Term A Loans, the stated maturity date of the Term Loans (other than Term A Loans) with the latest Maturity Date at such time and (y) Incremental Term Loans having an aggregate principal amount not exceeding the Inside Maturity Excluded Amount;

(iii)    except as set forth in paragraph (a) above and this paragraph (b) with respect to prepayment events, maturity date, interest rate, yield, call protection, fees and original issue discounts and except with respect to the amortization schedule for the Incremental Term Loans and the permitted use of proceeds thereof, shall have substantially the same terms as (and in any event no more favorable than) the outstanding Term Loans under the applicable Term Facility (and to the extent materially differing from the terms of the outstanding Term Loans under the applicable Term Facility, shall be agreed between the Borrower and the Incremental Lenders providing such Incremental Term Loans, and shall be reasonably satisfactory to the Administrative Agent); provided that (A) in the case of any Incremental Term Loan Tranche (other than an Incremental Term Loan Tranche in respect of Term A Loans) (an “Incremental Term B Facility”) incurred prior to the date that is 12 months after the Closing Date that is scheduled to mature prior to the date that is two years after the Maturity Date for the Term B-1 Term Loan in respect of the Term B-1 Term Facility, the All-In Yield applicable thereto may not be more than 0.50% higher than the All-In Yield applicable to the Term B-1 Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Base Rate floor or Eurodollar Rate floor) with respect to the Term B-1 Term Loans is adjusted such that the All-In Yield on the Term B-1 Term Loans is not more than 0.50% per annum less than the All-In Yield with respect to such Incremental Term B Facility; provided, that any increase in All-In Yield applicable to any Term B-1 Term Loan due to the application or imposition of a Base Rate floor or Eurodollar Rate floor on any Incremental Term Loan may, at the election of the Borrower, be effected through an increase in the Base Rate floor or Eurodollar Rate floor applicable to such Term B-1 Term Loans or an increase in the interest rate margin applicable to such Incremental Term Loans and (B) the preceding clause (A) of this proviso shall not apply to Incremental Term B Facilities to which it would otherwise apply having an aggregate principal amount not exceeding the greater of (x) $500,000,000 and (y) 25% of Consolidated EBITDA for the period of four fiscal quarters of the Consolidated Group most recently ended for all such Incremental Term Loans (as selected by the Borrower) (this proviso, the “MFN Provision”).

(c)    Notices; Lender Elections. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the Incremental Term Commitments. At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Appropriate Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Appropriate Lenders). Incremental Term Loans (or any portion thereof) may be made by any existing Lender under the applicable Term Facility or by any other bank or investing entity (but in no case (i) by any Loan Party, (ii) by any Defaulting Lender or any of its Subsidiaries, (iii) by any Person who is not a “Qualified Purchaser” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, (iv) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clauses (ii) or (iii), or (iv) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental Lender’s, as the case may be, making such Incremental Term Loans if such consent would be required under Section 10.06 for an assignment of Term Loans to such Lender or Incremental Lender, as the case may be. No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees. Each Appropriate Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Incremental Term Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the applicable Term Facilities held by each Appropriate Lender). Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental Term Commitment. The Administrative Agent shall notify the Borrower and each Appropriate Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to an accession agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)    Incremental Commitments Amendment. Term Commitments in respect of any Incremental Term Commitments shall become Term Commitments under this Agreement pursuant to an amendment (an “Incremental Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Term Commitment, if any, each Incremental Lender, if any, and the Administrative Agent. An Incremental Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section, including, so long as such changes are not adverse to the interests of the Lenders (in their capacities as such), amendments to maintain the fungibility of any Incremental Term Loans with any tranche of then-outstanding Term Loans.

(e)    Effective Date and Allocations. If any Incremental Term Commitments are added in accordance with this Section 2.12, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the final allocation of such addition and the Incremental Commitments Effective Date.

(f)    Conditions to Effectiveness of Increase. The effectiveness of any Incremental Commitments Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Incremental Lenders, if any, be subject to the satisfaction on the date thereof of each of the following conditions:

(i)    the Administrative Agent shall have received on or prior to the Incremental Commitments Effective Date each of the following, each dated the applicable Incremental Commitments Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental Commitments Amendment; (B) certified copies of resolutions of the Board of Directors of the Borrower approving the execution, delivery and performance of the Incremental Commitments Amendment; and (C) a favorable opinion of counsel for the Borrower dated the Incremental Commitments Effective Date, to the extent requested by the Administrative Agent addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(ii)    (A) subject to Section 1.03(d), the condition precedent set forth in Section 4.01(o) shall have been satisfied both before and after giving effect to such Incremental Commitments Amendment and the additional credit extensions provided thereby, (B) such increase shall be made on the terms and conditions provided for above, (C) both at the time of any request for Incremental Term Commitments and upon the effectiveness of any Incremental Commitments Amendment, no Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Event of Default shall exist (except in connection with any acquisition or other Investment or irrevocable repayment or redemption of Funded Debt, where no such Event of Default shall exist at the time as elected by the Borrower pursuant to Section 1.03(d)) and (D) subject to Section 1.03(d), after giving effect to such Incremental Commitments Amendment, and any Incremental Term Loans provided thereby, and any Acquisition or other Investment consummated in connection therewith, the Loan Parties shall be, on a Pro-Forma Basis, in compliance with the financial covenants set forth in Sections 7.10(a) and 7.10(b), such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, as though such Incremental Commitments Amendment became effective as of the first day of the applicable period of four fiscal quarters covered thereby.

(iii)    there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Commitments Amendment on the related Incremental Commitments Effective Date), as applicable, all fees and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental Commitments Effective Date.

Notwithstanding anything to the contrary in this Section 2.12 (including this Section 2.12(f)) or in any other provision of any Loan Document, if the proceeds of any Incremental Term Loans are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Term Loans so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

(g)    Effect of Incremental Commitments Amendment. On each Incremental Commitments Effective Date, the All-In Yields on the outstanding Term B-1 Term Loans shall be increased if and to the extent required by Section 2.12(b)(iii), and each Lender or Eligible Assignee which is providing an Incremental Term Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have, as applicable, an Incremental Term Commitment which shall become “Term Commitments” hereunder and (iii) in the case of an Incremental Term Commitment, shall make an Incremental Term Loan to the Borrower in a principal amount equal to such Incremental Term Commitment, and such Incremental Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.

(h)    Conflicting Provisions. This Section 2.12 shall supersede any provision of Section 2.11 or Section 10.01 to the contrary.

Section 2.13    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Term Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Defaulting Lenders on a pro-rata basis prior to being applied to the payment of any Term Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting

Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held on a pro-rata basis by the Lenders in accordance with their Applicable Percentages), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.14    Specified Refinancing Debt.

(a)    The Borrower may, from time to time, add one or more new term loan facilities to the Term Facilities (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of the Term Loans then outstanding under this Agreement under any or all of the Term A-1 Term Facility or the Term B-1 Term Facility or any then outstanding Incremental Term Loans), in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment and of security with the other Term Loans and Term Commitments hereunder; (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (iii) will have a maturity date that is not prior to the applicable Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced; provided that the limitations in this clause (iii) shall not apply to Specified Refinancing Debt having an aggregate principal amount not exceeding the Inside Maturity Excluded Amount, (iv) subject to clauses (ii) and (iii) above, will have terms and conditions that are substantially identical to, or less favorable to the investors providing such Specified Refinancing Debt than, the Term Facilities and Term Loans being refinanced (as determined by the Borrower in good faith); and (v) the proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans being so refinanced, in each case pursuant to Section 2.03; provided, further, that the terms and conditions applicable to such Specified Refinancing Debt may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the latest Maturity Date in respect of the Term Facilities that is in effect on the date such Specified Refinancing Debt is issued, incurred or obtained or the date on which all non-refinanced Senior Credit Obligations are paid in full.

(b)    The Borrower shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Debt shall first be requested on a ratable basis from existing Lenders in respect of the applicable Term Facility and the Term Loans being refinanced. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than three Business Days from the date of delivery of such notice to such Lenders). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Term Facility) of such requested increase. Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Administrative Agent shall notify the Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.

(c)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01(p) and (q) both before and after giving effect to such Refinancing Amendment and the additional credit extensions provided thereby and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(d)    Each class of Specified Refinancing Debt incurred under this Section 2.14 shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(e)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Term Facilities” hereunder and treated in a manner consistent with the Term Facilities being refinanced, including, without limitation, for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (and this Section shall supersede any provision of Sections 2.11 or 10.01 to the contrary).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01    Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If the Borrower or the Administrative Agent shall be required by applicable Laws to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below,

(B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)    Tax Indemnifications.

(i)    Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Finance Obligations.

(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)    Status of Lenders; Tax Documentation.

(i)    Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)    Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States:

(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)    executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2)    executed originals of IRS Form W-8ECI;

(3)    executed originals of IRS Form W-8IMY and all required supporting documentation;

(4)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN-E; or

(5)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)    If a payment made to any Lender hereunder or under any other Loan Document would be subject to United States federal withholding tax imposed pursuant to FATCA if such Lender fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that a Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)    Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03    Inability to Determine Rates.

(a)    If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent reasonably determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B)(x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required

Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

Section 3.04    Increased Costs; Reserves on Eurodollar Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder);

(ii)    subject any Lender (or its Lending Office) to any tax of any kind whatsoever with respect to this Agreement, any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)    impose on any Lender (or its Lending Office) or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Lending Office) of making or maintaining any Term Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Commitments of such Lender or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)    any continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(iii)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

excluding any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Adjusted Eurodollar Rate for such Term Loan by a matching deposit or, other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If a Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Senior Credit Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01    Conditions to Closing Date Borrowings. The obligation of each Lender to make its Term Loan(s) hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent:

(a)    Executed Loan Documents: The Administrative Agent’s receipt of counterparts of this Credit Agreement, the Term Notes requested by the Lenders, the Security Agreement, the Pledge Agreement and the Account Control Agreements, in each case, dated as of the Closing Date, duly executed by an authorized officer of the Borrower (or, in the case of the Pledge Agreement, by Royalty Pharma Investments 2019 ICAV and State Street Custodial Services (Ireland) Limited) and by each Lender party thereto, and in form and substance satisfactory to the Administrative Agent and the Lenders.

(b)    Organization Documents, Etc. The Administrative Agent’s receipt of the following:

(i)    copies of the Borrower Trust Agreement and the organizational documents of Royalty Pharma Investments 2019 ICAV;

(ii)    good standing certificates and certified certificates of trust for the Borrower from the State of Delaware;

(iii)    duly executed certificates of an authorized officer of the Owner Trustee and of Royalty Pharma Investments 2019 ICAV certifying the name and true signatures of the Persons authorized on its behalf to sign the respective Loan Document to which the Borrower or Royalty Pharma Investments 2019 ICAV is a party and any certificate or other instrument to be delivered by it hereunder; and

(iv)    a duly executed certificate of an authorized officer of RP Management, LLC certifying the names and true signatures of the Persons authorized on its behalf to sign the other documents to be delivered by it hereunder.

(c)    Opinions of Counsel. The Administrative Agent’s receipt of duly executed favorable opinions of counsel to the Borrower and Royalty Pharma Investments 2019 ICAV, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent.

(d)    Officer Certificates. The Administrative Agent’s receipt of a certificate or certificates of the Borrower and Royalty Pharma Investments 2019 ICAV, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, certifying each of the following:

(i)    Consents. No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents to which each is a party, other than as are in full force and effect and, to the extent requested by the Administrative Agent, are attached thereto.

(ii)    Material Adverse Effect. There has been no event or circumstance since the date of the Audited Financial Statements that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii)    Debt Ratings. The applicable debt ratings from S&P and Moody’s as of the Closing Date.

(iv)    Accuracy of Representations and Warranties and No Default. That the conditions specified in Sections 4.01(o) and (p) have been satisfied.

(e)    Solvency Certificates. Certificates, each addressed to the Administrative Agent and the Lenders from time to time party this Agreement and in form and substance satisfactory to the Administrative Agent, attesting to and demonstrating the Solvency of the Borrower before and after giving effect to the Transaction, from its chief financial officer or such other Responsible Officer thereof as may be acceptable to the Administrative Agent in its reasonable discretion.

(f)    Personal Property Collateral. The Collateral Agent’s receipt of the following, each in form and substance satisfactory to the Collateral Agent:

(i)    Lien Priority. Evidence that (A) the Collateral Agent, on behalf of the Secured Parties, holds a perfected, first priority Lien on all Collateral and (B) none of the Collateral is subject to any Liens (other than Permitted Liens).

(ii)    Collection Account Control Agreements; Standing Instructions; Letter Agreements. (i) Receipt of the Account Control Agreements for all of the Borrower’s collection accounts contemplated hereunder or by the Security Agreement, (ii) evidence that the Standing Instructions and cash management arrangements contemplated by Section 6.11 are in place and (iii) receipt of a fully executed letter agreement between RPI, RPIFT, RPCT and the Administrative Agent relating to the applicable Standing Instructions, in each case in form and substance satisfactory to the Administrative Agent in its sole discretion.

(iii)    UCC Financing Statements. Such UCC financing statements as are necessary or appropriate, in the Collateral Agent’s discretion, to perfect the security interests in the Collateral.

(iv)    Pledged Certificates. Originals of certificates representing all legal and beneficial interests in the Borrower owned by Royalty Pharma Investments 2019 ICAV and State Street Custodial Services (Ireland) Limited.

(g)    Other. The Administrative Agent’s receipt of such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders (through the Administrative Agent) may require.

(h)    Certain Fees. All fees required to be paid on or before the Closing Date (i) to the Administrative Agent and the Arrangers and (ii) to the Lenders shall in each case have been paid.

(i)    Counsel Fees. Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel and special Irish counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute their reasonable estimates of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(j)    Closing Date. The Closing Date shall have occurred on or before February 11, 2020.

(k)    Absence of Certain Changes. No changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Arrangers or the Lenders regarding any of the Companies or the Transaction, after January 21, 2020 that, in the Arrangers’ judgment, (i) results in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information, including, without limitation, a material change in the terms of the Transaction or in the legal, tax, accounting or financial aspects of the Transaction, or in the post-Transaction corporate and capitalization structure of the Companies contemplated in the Information Memorandum or (ii) (A) either individually or in the aggregate has had or constituted (or could be reasonably expected to have or constitute) a Material Adverse Effect or (B) purports to adversely affect the Term Facility or any other aspect of the Transaction, and, in the course of their continuing investigation of the Companies and the Transaction or otherwise, nothing shall have come to the attention of the Arrangers to lead them to believe that (x) the Information materials were or have become misleading, incorrect or incomplete in any material respect, (y) following the consummation of the Transaction, the Borrower and its Subsidiaries would not have good and marketable title to all of their respective Royalty Assets and other material assets reflected in the Information Memorandum or (z) the Transaction will have a Material Adverse Effect.

(l)    Reorganization. The Arrangers shall be reasonably satisfied with the Reorganization Documents and all other agreements, instruments and documents relating to the Reorganization. Steps (a) through (i) of the Reorganization shall have been consummated prior to or simultaneously with the funding under the Term Facilities in accordance with the terms of the Reorganization Documents and in compliance with applicable law and regulatory approvals.

(m)    Prepayment of RPIFT Senior Secured Credit Agreement. Concurrently with the funding of the Term Facilities on the Closing Date, including by use of proceeds thereof and/or through a “cashless roll” effected in accordance with Section 1.07, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than obligations not then due and payable or that by their terms survive the termination of the RPIFT Senior Secured Credit Agreement) owing under the RPIFT Senior Secured Credit Agreement will be repaid in full and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (or arrangements for such repayment, termination and release shall have been made). None of the Companies will have any Funded Debt other than the Term Facilities and the Remainco Term Facility.

(n)    Consents and Approvals. On the Closing Date, all necessary governmental (domestic or foreign), regulatory and third party approvals (including, without limitation, with respect to license agreements relating to intellectual property) in connection with the transactions contemplated by the Reorganization Documents and the other Related Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and all applicable waiting and appeal periods shall have expired, in each case without any action being taken by any competent authority which have or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on such transactions or impose, in the reasonable judgment of the Administrative Agent, materially burdensome conditions upon the consummation of such transactions.

(o)    Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Term Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(p)    No Default. No Default or Event of Default shall exist, or would result from such proposed Term Borrowing or from the application of the proceeds thereof.

(q)    Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(r)    KYC Information.

(i)    Upon the reasonable request of any Lender made at least seven days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three days prior to the Closing Date.

(ii)    At least three days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01    Organization and Standing. Each Loan Party is duly organized and validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

Section 5.02    Due Qualification. Each Loan Party is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses, authorizations, consents and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of business shall require such qualifications, licenses or approvals, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

Section 5.03    Power and Authority. Each Loan Party has the power and authority to execute and deliver the Loan Documents to which it is a party and to perform and observe their respective terms; the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by each Loan Party by all necessary action; the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party requires no action by or in respect of, or filing with any official or governmental body, does not contravene or constitute a default under each Loan Party’s organizational documents, any law applicable to it, any contractual restriction binding on or affecting its property or any order, writ, judgment, aware injunction, decree or other instrument binding on or affecting its property; and such execution, delivery and performance will not result in the creation or imposition of any adverse claim upon or with respect to the property of each Loan Party or any of its Subsidiaries except as contemplated by the Collateral Documents.

Section 5.04    Binding Obligation. Each of the Loan Documents constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.05    No Proceedings. There are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened, before any court, arbitral body, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over any Loan Party or its properties: (i) asserting the invalidity of any of the Loan Documents to which any Loan Party is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents to which it is a party, (iii) seeking any determination or ruling that might materially and adversely affect the performance by any Loan Party of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents to which such Loan Party is a party, or (iv) which would reasonably be expected to have a Material Adverse Effect.

Section 5.06    Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, federal or state body, or administrative agency, or any third person is required by any Loan Party or its predecessors in interest in connection with the execution and delivery of the Loan Documents, except those that have been obtained or made.

Section 5.07    Trust Indenture Act. The Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

Section 5.08    Investment Company Act. Assuming compliance with the requirements of Section 10.06, the Borrower is not an “investment company” or “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.09    Margin Regulations. No part of the proceeds of any Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U and X issued by the Board of Governors of the Federal Reserve Bank System.

Section 5.10    No Default. No Default or Event of Default has occurred and is continuing, or would result from the consummation of the transactions contemplated by this Agreement or the other Loan Documents on the Closing Date.

Section 5.11    Financial Statements.

(a)    Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of RP Investments as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of RP Investments, as of the date thereof, including for taxes, material commitments and indebtedness.

(b)    Annual Financial Statements. The audited consolidated balance sheet of the Consolidated Group delivered pursuant to Section 6.01(a) for the most recent fiscal year then ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group, as of the date thereof, including for taxes, material commitments and indebtedness.

(c)    Quarterly Financial Statements. The unaudited consolidated balance sheet of the Consolidated Group delivered pursuant to Section 6.01(b) for the most recent fiscal quarter then ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, subject in the case of clauses (i) and (ii) the absences of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group, as of the date thereof, including for taxes, material commitments and indebtedness.

Section 5.12    No Material Adverse Effect. Since December 31, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.13    Properties and Interests. The Borrower’s and its Subsidiaries’ property and interests (including Royalty Assets) are free of claims and disputes, except as would not have a Material Adverse Effect.

Section 5.14    Taxes. The Borrower and its Subsidiaries have made all necessary filings with the federal, state and local taxing authorities, and have paid all federal, state and local taxes owing on or in respect of their income, assets or activities, except those which are being or may be contested in good faith by appropriate proceedings and otherwise as would not have a Material Adverse Effect.

Section 5.15    ERISA. Neither the Borrower nor any of its Subsidiaries or Affiliates maintains, sponsors, contributes to or has any liability (contingent or otherwise) with respect to any “employee benefit plans” within the meaning of ERISA. The Borrower is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of or performance of the Term Loans, the Letters of Credit, the Term Commitments and this Agreement.

Section 5.16    Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than RP Investments and the Subsidiaries of RP Investments.

Section 5.17    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or the aggregate, would reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other of the Loan Documents (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 5.18    Taxpayer Identification Number. The true and correct U.S. taxpayer identification numbers for the Borrower and its Subsidiaries and any Guarantors or Alternative Credit Support Entities hereunder are set out on Schedule 5.18.

Section 5.19    Compliance with Laws. The Borrower and each of its Subsidiaries has complied with the requirements of all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the them (including, without limitation, the FCPA and Laws related to Sanctions), other than laws, treaties, rules regulations and determinations the non-compliance of which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.20    Security Agreement.

(a)    The Security Agreement is effective to establish a security interest in the Collateral identified therein, and upon the filing of UCC financing statements in appropriate jurisdictions, with respect to the Collateral to perfect such security interests to the extent that perfection can be accomplished by the filing of a UCC financing statement.

(b)    The Account Control Agreements are effective to establish and perfect a security interest in, and establish “control” within the meaning of Section 9-104 of the Uniform Commercial Code over, the subject account and amounts therein. The subject accounts and amounts therein are not subject to any Liens other than those that are permitted hereunder.

(c)    The Collateral is not subject to any Liens other than those that are permitted hereunder.

Section 5.21    OFAC. Neither the Borrower nor any Subsidiaries, nor, to the knowledge of the Borrower or any Subsidiaries, any Related Party, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) is located, organized or residing in any Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Sanctions. No Term Loan, nor the proceeds from any Term Loan, will be used, directly or indirectly, to lend, contribute, provide or otherwise make available such proceeds to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person that, at the time of such funding, is located, organized or residing in any Designated Jurisdiction or is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger or the Administrative Agent) of Sanctions.

Section 5.22    Foreign Corrupt Practices Act. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws. No part of the proceeds of the Term Facility will be used, directly or, to the knowledge of the Borrower or any Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

Section 5.23    PATRIOT Act. The Borrower is in compliance, in all material respects, with the PATRIOT Act.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Senior Credit Obligations shall have been paid in full or otherwise satisfied (other than contingent indemnification obligations for which no claim has been made), and the Term Commitments hereunder shall have expired or been terminated, the Borrower will, and will cause each of its Subsidiaries to:

Section 6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a)    Annual Financial Statements. As soon as available, but in any event not later than the earlier of (i) the date such deliveries are required by the SEC and (ii) 90 days after the end of each fiscal year, a consolidated, and consolidating, balance sheet for the Consolidated Group as at the end of such fiscal year (beginning with the fiscal year ending December 31, 2019), and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and (x) for the fiscal years ending December 31, 2019 and December 31, 2020, a comparative analysis prepared by or on behalf of the Borrower the form of which is reasonably satisfactory to the Administrative Agent in respect of the figures for the previous fiscal year and (y) beginning with the fiscal year ending December 31, 2021, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) a certificate from the Borrower that the statements are a fair representation, in all material respects, of the financial condition and performance of the Consolidated Group.

(b)    Quarterly Financial Statements. As soon as available, but in any event not later than (i) the date such deliveries are required by the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending March 31, 2020), a consolidated, and consolidating, balance sheet for the Consolidated Group as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, and (x) for each fiscal quarter ending after the Closing Date prior to the fourth full fiscal quarter ending after the Closing Date (excluding, for the avoidance of doubt, the fourth fiscal quarter of any fiscal year), a comparative analysis prepared by or on behalf of the Borrower the form of which is reasonably satisfactory to the Administrative Agent in respect of the figures for the corresponding fiscal quarter of the previous year and (y) beginning with the fiscal quarter ending June 30, 2021, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail with a certificate from the Borrower that the statements were prepared in accordance with GAAP and are a fair representation, in all material respects, of the financial condition and performance of the Consolidated Group, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Section 6.02    Certificates and Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a)    Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (beginning with the fiscal quarter ending March 31, 2020), a duly completed Compliance Certificate signed by the Borrower (i) stating that such financial statements were prepared in accordance with GAAP and are a fair representation, in all material respects, of the financial condition and performance of the Consolidated Group, subject only in the case of quarterly financial statements provided under Section 6.01(b) to normal year-end audit adjustments and the absence of footnotes, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained herein, (iii) certifying that no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iii) including a summary of all material changes in GAAP and in the consistent application thereof, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes.

(b)    Audit Letters. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of any member of the Consolidated Group, or any audit of any of them.

(c)    Reports to Equityholders. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the trustee, manager or beneficial owners of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements in respect of the Borrower may be filed or be required to filed with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(d)    [Reserved].

(e)    Governmental Investigations. Promptly, and in any event within five Business Days after receipt thereof by the Borrower or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of or with respect to the Borrower and its Subsidiaries.

(f)    Lender Conference Call. Not later than 15 Business Days after the delivery of the information required pursuant to subsection (a) above (and in no event less frequently than quarterly), the Borrower shall hold a quarterly conference call for the Administrative Agent and the Lenders to discuss the information contained in the materials furnished pursuant to such subsection (c) and the related the financial statements referred to in Sections 6.01(a) and (b); provided, that, following a Qualifying IPO, the Borrower shall not be required to hold any such quarterly conference calls so long as the applicable public entity is holding quarterly conference calls that the Lenders and the Administrative Agent are able to access. The chief financial officer of the Borrower and such other officers of the Borrower as the Borrower’s chief financial officer shall designate shall participate in each such conference call.

(g)    Other Information. Promptly, such additional information regarding the business, financial or corporate affairs of any member of the Consolidated Group, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such “public side” Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.03    Notification. Promptly notify the Administrative Agent of:

(i)    the occurrence of any Default or Event of Default;

(ii)    any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or nonperformance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension as between the Borrower or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any of its Subsidiaries;

(iii)    any material change in accounting policies or financial reporting practices by any member of the Consolidated Group;

(iv)    any announcement by Moody’s or S&P of any change or possible change in a debt rating pertinent to any member of the Consolidated Group; and

(v)    any litigation, investigation or proceeding affecting any Loan Party or any Alternative Credit Support Entity in which the amount involved or relief sought would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section (other than Section 6.03(iv)) shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(i) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04    Preservation of Existence. The Borrower and each of its Subsidiaries (other than any Immaterial Subsidiary) will preserve and maintain its existence, rights, franchise and privileges in the jurisdiction of its formation (unless it becomes, or any successor hereunder is or becomes organized under the laws of any other State of the United States), and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchise, privileges and qualification would reasonably be expected to have a Material Adverse Effect.

Section 6.05    Compliance with Laws. The Borrower and its Subsidiaries will comply with the requirements of all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the them, other than laws, treaties, rules, regulations and determinations the non-compliance of which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 6.06    Books and Records. The Borrower and its Subsidiaries will maintain proper books of record and account in conformity with GAAP and, as necessary, also such additional books of record and account as may be required by governmental authorities or instrumentalities.

Section 6.07    Inspection Rights. The Borrower and its Subsidiaries will permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to conduct field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or Lender, as applicable, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

Section 6.08    Use of Proceeds. The proceeds of the Term Loans borrowed on the Closing Date shall be used (x) together with the proceeds of the Remainco Term Facility, to repay amounts owed by RPIFT under the RPIFT Senior Secured Credit Agreement as provided in Section 4.01(m) and to pay fees and expenses related to the Transaction and (y) for other purposes not prohibited by this Agreement, including to fund Permitted Acquisitions. The Borrower will not use the Term Loans or the proceeds from any Term Loan, directly or indirectly, to lend, contribute, provide or otherwise make available such proceeds to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person that, at the time of such funding, is located, organized or residing in any Designated Jurisdiction or is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger or the Administrative Agent) of Sanctions. The Borrower will not use any Term Loan or the proceeds of the Term Loans, directly or, to the knowledge of the Borrower or any Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

Section 6.09    Joinder of Subsidiaries and Affiliates as Guarantors.

(a)    The Borrower will promptly notify the Administrative Agent of the formation, acquisition or existence of any wholly-owned Subsidiary (other than any such Subsidiary that is an Immaterial Subsidiary), together with information relating to such Subsidiary (type and jurisdiction of organization, taxpayer identification number and address information), and within thirty days of the formation, acquisition or existence thereof, cause such Subsidiary (excluding any Immaterial Subsidiary or any Specified Subsidiary but including, for the avoidance of doubt, RP Investments or any Subsidiary thereof if such Person becomes a wholly-owned Subsidiary of the Borrower) to give a Guaranty, together with certified copies of the organizational documents, resolutions, governing documents and incumbency and favorable opinions of counsel, each in form and substance reasonably satisfactory to the Administrative Agent.

(b)    Within thirty days following an Affiliate Acquisition, the Borrower will (x) cause the Acquiring Affiliate to give a Guaranty, together with certified copies of the organizational documents, resolutions, governing documents and incumbency and favorable opinions of counsel, each in form and substance reasonably satisfactory to the Administrative Agent and (y) to the extent not prohibited or restricted by law, rule or regulation, cause Holdings (solely to the extent Holdings is the direct parent of such Acquiring Affiliate) to provide a pledge of 100% of the issued and outstanding Capital Stock or other equity of such Acquiring Affiliate.

(c)    Notwithstanding the foregoing, if a Person that is required to become a Guarantor pursuant to the immediately preceding clause (a) or (b) is prohibited or restricted by any applicable law, rule or regulation from becoming a Guarantor or the Guaranty by such Person would require any consent, approval or authorization of any governmental or regulatory authority not obtained then, in lieu of such Person becoming a Guarantor, credit support for the Finance Obligations may be provided by way of a secured intercompany loan from the Borrower or a Guarantor to such Person, in form and substance reasonably acceptable to the Administrative Agent and the Borrower, and with respect to which (i) the Collateral Agent on behalf of the Secured Parties, holds a perfected security interest in all of the rights, title and interest to such intercompany loan of the Borrower or such Guarantor, as the case may be, and (ii) the proceeds of any Royalty Assets purchased by such provider of credit support shall be paid, at the election of the Borrower, directly into (x) an account of the Borrower or a Guarantor subject to a control agreement in favor of the Collateral Agent or (y) directly into an account of such provider of credit support so long as (i) standing instructions in form and substance reasonably satisfactory to the Administrative Agent are entered into pursuant to which such proceeds are swept on a daily basis into an account of the type described in the preceding clause (x) and/or (ii) to the extent required by the Administrative Agent in its discretion in connection with an election by the Borrower to rely on this sub-clause (y), other arrangements (including collateral arrangements) are entered into (such credit support, “Alternative Credit Support”); provided that, there shall be no requirement for the Borrower or any Guarantor to provide or cause the provision of such Alternative Credit Support if doing so would be prohibited or restricted by any applicable law, rule or regulation or would require any consent, approval or authorization of any governmental or regulatory authority not obtained (and, for the avoidance of doubt, no Guaranty shall be required either); provided, further that, no Person that does not provide a Guaranty or Alternative Credit Support shall be an Acquiring Affiliate.

Section 6.10    Grant of Liens and Security Interests.

(a)    Personal Property. The Finance Obligations will be secured by (i) a grant by the Borrower and any person required to provide a Guaranty hereunder of a security interest in substantially all of their personal property (including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses, machinery and equipment) which may be perfected by filing financing statements under the UCC, by filing notices of security interests in respect of intellectual property with the United States Copyright Office or the United States Patent and Trademark Office or by “control” under the UCC and (ii) a grant at all times by Holdings, pursuant to a Pledge Agreement, of a security interest in 100% of its beneficial ownership interest in the Borrower (representing 100% of the outstanding beneficial interests of the Borrower) (together with delivery of any certificates representing any legal ownership interest from State Street Custodial Services (Ireland) Limited or any similar entity to the extent applicable pursuant to arrangements reasonably satisfactory to the Administrative Agent). The scope of the Collateral covered by clause (i) of the immediately preceding sentence will not include Excluded Property. In connection with any grant of security interest under this subsection, there will delivered to the Collateral Agent, in the case of the Borrower and Holdings, on the Closing Date, and in the case of any other Subsidiary or Affiliate, within thirty days (with extensions as deemed necessary by the Collateral Agent) of formation, acquisition or the date when the subject interests are first required to be pledged hereunder, (i) a security agreement in form and substance reasonably satisfactory to the Collateral Agent, executed in multiple counterparts, (ii) notices of grant of security interest in respect of intellectual property with the United States Copyright Office or the United States Patent and Trademark Office reasonably satisfactory to the Collateral Agent, executed in multiple counterparts, (iii) such opinions of counsel as the Collateral Agent may deem necessary or appropriate, in form and substance reasonably satisfactory to the Collateral Agent, and (iv) such other filings and deliveries as may be necessary or appropriate as determined by the Collateral Agent in its reasonable discretion.

(b)    Pledge of Ownership Interests In Subsidiaries. The Finance Obligations will be secured by a pledge of not less than the Applicable Borrower Ownership Percentage of the beneficial interests in RP Investments and 100% of the issued and outstanding Capital Stock or other equity interests in each other Domestic Subsidiary of the Borrower or any Guarantor (and each Domestic Affiliate that is required to give a Guaranty hereunder) and, subject to clause (b) of the definition of Excluded Property, 100% of the Capital Stock or other equity interests in each First-Tier Foreign Subsidiary (and each First-Tier Foreign Affiliate) of the Borrower or any Guarantor. The scope of the Collateral covered by this clause (b) will not include Excluded Property. In connection with any such pledge under this subsection, there will be delivered to the Collateral Agent, within thirty days in the case of Domestic Subsidiaries and Domestic Affiliates and ninety days in the case of First-Tier Foreign Subsidiaries and First-Tier Foreign Affiliates, with extensions as deemed necessary and appropriate by the Collateral Agent, (i) a pledge or security agreement in form and substance reasonably satisfactory to the Collateral Agent, executed in multiple counterparts, (ii) the original share certificates (if any) evidencing the subject pledged interests, together with undated transfer powers executed in blank, in each case where appropriate, (iii) such opinions of counsel as the Collateral Agent may deem necessary or appropriate, in form and substance reasonably satisfactory to the Collateral Agent, and (iv) such other filings and deliveries as may be necessary or appropriate as determined by the Collateral Agent in its reasonable discretion.

Section 6.11    Royalty Proceeds; Cash Management.

(a)    All payments due in respect of Royalty Assets, and all other amounts paid or collected in respect of Royalty Assets (collectively, “Royalty Proceeds”), in each case now or hereafter owned by the Borrower or any other Loan Party (other than Holdings) (whether existing at the date of this Agreement or hereafter formed or acquired) shall be paid directly by the applicable contract obligors into (x) the Borrower Collections Account or (y) another account of the Borrower or a Guarantor that is subject to an Account Control Agreement.

(b)    All Royalty Proceeds now or hereafter owned by RP Investments or any of its direct or indirect Subsidiaries from time to time (whether existing at the date of this Agreement or hereafter formed or acquired) will be concentrated into the RP Investments Concentration Account for disbursement to the Borrower Collections Account and the Remainco Disbursement Account as follows (subject to the immediately succeeding clause (c)):

(i)    All Royalty Proceeds now or hereafter owned by RPCT shall be paid directly by the applicable contract obligors into the RPCT Collections Account, and so long as the RPCT Collections Account receives funds by such contract obligors such Account shall be subject at all times to standing instructions (the “RPCT Standing Instructions”) directing (x) 80% of the funds on deposit in such account to be swept, on a daily basis, to the RPIFT Concentration Account and (y) 20% of the funds on deposit in such account to be swept on a daily basis to the RP Select Disbursement Account (such funds transferred pursuant to this subclause (y), the “RP Select Funds”).

(ii)    All Royalty Proceeds now or hereafter owned by RPIFT shall be paid directly by the applicable contract obligors into the RPIFT Collections Account, which shall be subject at all times to standing instructions (the “RPIFT Collections Standing Instructions”) directing 100% of the funds on deposit in such account to be swept on a daily basis to the RPIFT Concentration Account.

(iii)    All Royalty Proceeds now or hereafter owned by RP Investments shall be paid directly by the applicable contract obligors into the RP Investments Collections Account (or, at the election of the Borrower, into the RP Investments Concentration Account), and the RP Investments Collection Account shall be subject at all times to standing instructions (the “RPI Collections Standing Instructions”) directing 100% of the funds on deposit in such account to be swept on a daily basis to the RPIFT Concentration Account or, at the election of the Borrower, to the RP Investments Concentration Account.

(iv)    The RPIFT Concentration Account will be subject at all times to standing instructions (the “RPIFT Concentration Standing Instructions”) directing 100% of the funds on deposit therein to be swept on a daily basis to the RP Investments Concentration Account; provided that, notwithstanding the foregoing, the Borrower may, in its reasonable discretion, directly or indirectly cause funds to remain in the RPIFT Concentration Account in an amount that the Borrower (or its applicable Affiliate or their respective managers) reasonably determines, by written notice to the Administrative Agent accompanied by reasonably detailed calculations, is necessary to satisfy the pro rata portion of milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses in respect of acquired Royalty Assets, in each case with respect to contractual obligations of RP Investments and its Subsidiaries existing on the Closing Date or entered into on or prior to June 30, 2020 in accordance with the terms of this Agreement (such funds, the “Retained Funds”).

(v)    The RP Investments Concentration Account will be subject at all times to standing instructions (the “RP Concentration Standing Instructions” and, together with the RPCT Standing Instructions, the RPIFT Collections Standing Instructions, the RPI Collections Standing Instructions and the RPIFT Concentration Standing Instructions, the “Standing Instructions”) directing (x) the Applicable Borrower Ownership Percentage of the funds on deposit therein to be swept on a daily basis to the Borrower Collections Account and (y) the Applicable Remainco Ownership Percentage of the funds on deposit therein to be swept to the Remainco Disbursement Account (such funds transferred pursuant to this subclause (y), the “Remainco Funds”). The Borrower’s interest in the RP Investments Concentration Account, and the funds deposited therein, shall be limited to the Applicable Borrower Ownership Percentage.

(c)    Except for Retained Funds and except for funds in any Account that must be retained in such Account in order to maintain the existence or good standing of the applicable Subsidiary of the Borrower or to satisfy its obligations under its Organization Documents or in respect of its or its subsidiaries’ ordinary course expenses, including payment obligations owed by such Subsidiary to its trustee or owner trustee (or similar Person) or obligations in respect of withholding taxes (including any such obligations in Article V of the trust agreement of each of RPCT and RPIFT) (the retention of which the Borrower agrees to notify the Administrative Agent in writing thereof), the Borrower shall cause all funds on deposit in each of the Accounts to be swept on a daily basis in accordance with the applicable Standing Instructions; provided that all funds on deposit in each Account (other than the RP Select Funds, the Remainco Funds and the Retained Funds) shall be transferred, whether through one transfer or a series of transfers, to the Borrower Collection Account by not later than 6:00 pm each Business Day.

(d)    The Borrower Collections Account and any other account owned by a Loan Party (other than Holdings) shall at all times be subject to an Account Control Agreement; provided that, with respect to any such account opened after the Closing Date, the applicable Loan Party shall have 45 days (or such longer period as may be agreed by the Administrative Agent) to enter into an Account Control Agreement with respect to such account; provided, further, that no Account Control Agreement shall be required with respect to any account the average monthly deposits in which, for all such accounts collectively, shall not at any time aggregate to more than $1,000,000.

(e)    Each Account, and any other account that is required to be subject to an Account Control Agreement pursuant to the preceding clause (d), shall be maintained at Bank of America, N.A. or its Affiliates or another Approved Financial Institution; provided that each Account that was maintained at Deutsche Bank Trust Company Americas prior to the Closing Date may continue to be maintained at Deutsche Bank Trust Company Americas until but not after the date that is 180 days after the Closing Date or such later date as may be agreed by the Administrative Agent.

(f)    If at any time as a result of a Specified Distribution Transaction either (i) RPIFT becomes a direct wholly-owned Subsidiary of the Borrower or (ii) the Borrower becomes a direct owner of at least 82.42% of the Capital Stock of RPIFT and a Person other than Remainco owns a portion of the remaining Capital Stock of RPIFT, the Borrower and the Administrative Agent shall be permitted to amend this Section 6.11 in good faith to preserve the original intent hereof in light of such change, and such amendment shall be effective without further consent of any other Person.

Section 6.12    Anti-Corruption Laws; Sanctions. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

Section 6.13    Post-Closing Matters. The Borrower will take each of the actions set forth on Schedule 6.13 within the time period prescribed therefor on such schedule or such later date as may be agreed by the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder, any Term Loan or other Senior Credit Obligation hereunder (other than contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied, the Borrower shall not, nor shall the Borrower permit any Subsidiary, directly or indirectly, to:

Section 7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure Funded Debt, other than:

(a)    Liens securing the Finance Obligations;

(b)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(c)    Liens securing Incremental Equivalent Debt and Refinancing Debt in respect thereof; provided, that if any such Lien is on Collateral, the holders of any such Funded Debt (or a representative thereof) shall be party to an Acceptable Intercreditor Agreement;

(d)    Liens securing Funded Debt permitted under Section 7.03(d) existing on property at the time of (and not in contemplation of) its acquisition; provided that such Liens do not extend to or cover any other assets or property other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Funded Debt and other obligations incurred prior to such time and which Funded Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition; and

(e)    Liens on any margin stock, if and to the extent the value of all margin stock of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section 7.01.

Section 7.02    Investments. Make or permit to exist any Investments, other than:

(a)    cash and Cash Equivalents;

(b)     Investments received in satisfaction or partial satisfaction of royalty receivables from financially troubled account debtors;

(c)     Permitted Acquisitions (x) on or prior to June 30, 2020, by RP Investments or a Subsidiary thereof; provided, that Remainco provides the Applicable Remainco Ownership Percentage of the consideration paid in respect of such Permitted Acquisition and (y) at any time by the Borrower or any Subsidiary (other than RP Investments or a Subsidiary thereof); provided that the aggregate consideration for all such Permitted Acquisitions of Royalty Assets that are owned by Subsidiaries that are not Loan Parties (or Alternative Credit Support Entities) shall not exceed the Non-Loan Party Cap;

(d)    Investments by the Borrower in connection with an Affiliate Acquisition;

(e)    Investments in (x) RP Investments or a Subsidiary thereof, the proceeds of which are used to satisfy its pro rata portion of milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses and acquired Royalty Assets, in each case with respect to contractual obligations of RP Investments or such Subsidiary existing on the Closing Date or entered into on or prior to June 30, 2020 in accordance with the terms of this Agreement, and (y) Subsidiaries of the Borrower (other than RP Investments or a Subsidiary thereof), the proceeds of which are used to satisfy (A) royalty or revenue sharing payments (but only to the extent of distributions or other amounts received by or on behalf of the Borrower in respect of such Investments) or (B) milestone payments;

(f)    other Investments (x) in any Subsidiary Guarantor or any Alternative Credit Support Entity and (y) in any other Subsidiary in an amount not to exceed the Non-Loan Party Cap;

(g)    other Investments in an aggregate amount not to exceed the greater of (x) $200,000,000 and (y) 10.0% of Consolidated EBITDA for the period of four fiscal quarters of the Consolidated Group most recently ended;

(h)     Investments arising under Secured Cash Management Agreements and Secured Hedge Agreements;

(i)    the SLP Interests;

(j)    Investments by the Borrower in the form of any purchase or other acquisition of additional beneficial interests in RP Investments, so long as no Event of Default shall exist immediately prior to or after giving effect to the making of such Investment; and

(k)    any Investment by the Borrower in connection with any Specified Distribution Transaction.

provided that the Borrower and its Subsidiaries shall not make any Investment in any Non-Core Royalty Assets if, at the time of such Investment and immediately after giving effect thereto, the aggregate amount of investments in Non-Core Royalty Assets exceeds 25% of the assets of the Borrower and its Subsidiaries (to be calculated in good faith by the Borrower in a manner consistent with GAAP).

Section 7.03    Funded Debt. Create, incur, assume or suffer to exist any Funded Debt, other than:

(a)    the Senior Credit Obligations;

(b)    any Funded Debt arising under Secured Cash Management Agreements or Secured Hedge Agreements;

(c)    Incremental Equivalent Debt and Refinancing Debt in respect thereof;

(d)    (x) Funded Debt of any Person that becomes a Subsidiary or Funded Debt assumed in connection with an acquisition or other Investment permitted hereunder after the Closing Date; provided that such Funded Debt (A) existed at the time such Person became a Subsidiary or the assets subject to such Funded Debt were acquired and (B) was not created or incurred in anticipation thereof and (y) any Refinancing Debt in respect thereof; and

(e)    other unsecured indebtedness of the Borrower and any unsecured Refinancing Debt of the Borrower in respect thereof; provided that, (A) both immediately before and after giving pro-forma effect thereto, no Event of Default shall have occurred and the Borrower will be in compliance with the financial covenants set forth in Section 7.10 after giving effect to such unsecured indebtedness on a Pro-Forma Basis and (B) any such indebtedness (other than Refinancing Debt which shall be subject to the limitations set forth in the definition thereof) has a final maturity date equal to or later than the latest of the Maturity Dates, and a Weighted Average Life to Maturity equal to or greater than the latest Weighted Average Life to Maturity of the Term Facilities; provided that the limitations in this sub-clause (B) shall not apply to any such unsecured indebtedness having an aggregate principal amount not exceeding the Inside Maturity Excluded Amount.

Section 7.04    Dissolution, Mergers and Subsidiaries.

(a)    Terminate the existence, dissolve or liquidate, in whole or in part, any Subsidiary of the Borrower (other than any Immaterial Subsidiary of the Borrower), other than any such termination, dissolution or liquidation occurring in connection with any transaction involving a Subsidiary of the Borrower that does not, in the good faith judgment of the Borrower and the Administrative Agent, have an adverse impact in any material respect on the value of the Collateral granted to the Administrative Agent for the benefit of the Secured Parties (it being agreed that the transfer of all or substantially all of the Collateral of any Subsidiary to the Borrower or any other Loan Party that is a party to the Security Agreement shall be permitted under this clause (a)).

(b)    Enter into a transaction of merger or consolidation with any other Person; provided that any Subsidiary of the Borrower may merge with or consolidate into one or more other Subsidiaries of the Borrower, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person, unless such other continuing or surviving Person would constitute an Immaterial Subsidiary (and has been so designated) after giving effect to such merger.

(c)    Except for Immaterial Subsidiaries, the Borrower will not form, acquire or permit to exist any Subsidiaries without giving prior written notice to the Administrative Agent and otherwise complying with Section 6.09(a).

Section 7.05    Dispositions. Make Dispositions of assets, other than

(a)     Involuntary Dispositions;

(b)    Dispositions by the Borrower or its Subsidiaries in any fiscal year of assets if, but only if, the aggregate Consolidated EBITDA attributable thereto for the fiscal year most recently completed prior to the time of any Disposition would not exceed an amount equal to 10% of Consolidated EBITDA for such most recently completed fiscal year, other than as necessary to accomplish the Transaction;

(c)    non-exclusive licenses of intellectual property granted by the Borrower or any of its Subsidiaries in the ordinary course of business; and

(d)    the abandonment, cancellation, lapse or other Disposition of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practical to maintain or useful in the conduct of the business of the Borrower or any of its Subsidiaries.

Section 7.06    Distributions. Make Distributions to equity, other than:

(a)    Distributions in any period of four consecutive fiscal quarters not in excess of an amount equal to 45% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the making of such distribution, in each case if, before and after giving effect thereto, no Event of Default under Section 8.01(b) arising by virtue of a failure to comply with Section 7.10 as of the last day of fiscal quarter most recently ended prior to the date of the making of such Distribution has occurred and is continuing;

(b)    Distributions to the Manager and the Investment Manager in respect of Employment Related Expenses;

(c)    Affiliate Acquisition Distributions;

(d)    Distributions of net proceeds distributed by RP Investments or any non-wholly-owned Subsidiary to owners of a minority interest in connection with any permitted Disposition by RP Investments or any non-wholly-owned Subsidiary; and

(e)    any Specified Distribution Transaction.

Section 7.07    Limited Activities.

(a)    Solely in the case of the Borrower, engage in any activities other than those provided in Section 2.03 of the Borrower Trust Agreement and not prohibited by Section 4.01 of the Borrower Trust Agreement.

(b)    Solely in the case of RP Investments and its Subsidiaries, engage in any of the following activities, or take any of the following actions, as the case may be: (a) incurring any indebtedness for borrowed money other than indebtedness owed to the Borrower or any Subsidiary existing on the Closing Date and set forth on Schedule 7.07(b), (b) creating or suffering to exist any Lien on any property or asset now owned or hereafter acquired by it other than Liens existing on the Closing Date and set forth on Schedule 7.07(b), or (c) engaging in any material business activity or owning any material assets other than (i) the assets owned on the Closing Date, (ii) performing its obligations under contracts and agreements existing on the Closing Date (including making milestone payments, installment payments, royalty or revenue sharing payments and payments of research and development expenses), (iii) making Dispositions permitted by this Agreement and Distributions to the owners of their equity interests on a ratable basis, (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to governmental authorities and to the Borrower and Remainco; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable requirements of law; (vii) on or prior to June 30, 2020, making one or more Permitted Acquisitions and incurring obligations in connection therewith not constituting indebtedness for borrowed money, and activities incidental to Permitted Acquisitions, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted

Acquisitions (viii) holding cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, it or any of its Subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of equity interests pending the application thereof; (ix) providing indemnification for its officers, directors, members of management, employees and advisors or consultants consistent with past practice; (x) participating in tax, accounting and other administrative matters; (xi) making payments and performing its obligations under any document, agreement and/or Investment contemplated by the Transactions; (xii) complying with applicable requirements of law (including with respect to the maintenance of its existence); (xiii) maintaining its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes related to such maintenance); (xiv) any Specified Distribution Transaction and (xv) activities incidental or reasonably related to any of the foregoing.

(c)    Incur any Funded Debt that benefits from any collateral, guarantee or other credit support from the assets of RP Investments or any entity in which RP Investments has a direct or indirect equity interest, and any Funded Debt of the Borrower or Remainco will not be incurred or guaranteed by RP Investments or its Subsidiaries, and the collateral for any such Funded Debt shall not benefit from any upstream credit support from RP Investments or any entity in which RP Investments has a direct or indirect equity interest.

(d)    Amend or modify (i) the Borrower Trust Agreement or any other Organization Document of the Borrower, (ii) any Organization Document of any Subsidiary of the Borrower (other than any Immaterial Subsidiary), (iii) any Reorganization Document of the type described in clause (ii) of the definition thereof, in the case of the preceding sub-clauses (i) through (iii), in a manner that is adverse in any material respect to the interests of the Lenders (in their capacities as such) or (iv) any Standing Instructions, in the case of this sub-clause (iv), without the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that, no such consent under sub-clause (iv) shall be required in order to amend or modify the Standing Instructions applicable to the RP Investments Concentration Account in order to adjust the Applicable Borrower Ownership Percentage in a manner contemplated by clause (ii) of the definition thereof.

(e)    (x) So long as RPCT receives funds from its contract obligors, permit the percentage of the beneficial interests in RPCT held directly or indirectly by RPIFT to decrease from the percentage of such beneficial interests so held by RPIFT as of the Closing Date or (y) permit the beneficial interests of RPIFT to be owned by any Person, except that RPIFT may be either (i) a direct wholly-owned Subsidiary of RP Investments or (ii) a Subsidiary of the Borrower (provided that in the case of this subclause (ii) all outstanding obligations under the Remainco Term Facility shall have been paid in full) so long as the Borrower does not own less than 82.42% of the beneficial interests of RPIFT.

Section 7.08    Fiscal Year. Change its fiscal year without the prior written consent of the Administrative Agent.

Section 7.09    Transactions with Affiliates. Enter into any transaction with an Affiliate other than on terms substantially as favorable as would be obtainable in an comparable arm’s length transaction with a Person that is not an Affiliate; except that distributions under Section 7.06 and the agreements and arrangements existing on the Closing Date relating to payment of management fees and expenses to the Manager and Investment Manager (including Employment Related Expenses) and to the governance of RP Investments shall not be subject to this Section.

Section 7.10    Financial Covenants.

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Consolidated Group as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending March 31, 2020) to be greater than 4.00 to 1.00; provided that upon the Administrative Agent’s receipt of a QMA Notice and subject to the limitations set forth in the definition of Qualifying Material Acquisition, such ratio shall be increased by 0.50 to 1.00 for the four consecutive fiscal quarters ended immediately after the applicable Consummation Date; provided further that (x) if the Consummation Date is the last day of a fiscal quarter, subject to clause (y), the increased ratio set forth above shall apply as of such date and the three consecutive immediately following fiscal quarters and (y) if the applicable QMA Notice Date occurs after the date on which the financial statements for the fiscal quarter (or, if applicable, fiscal year) ended immediately after (or, if applicable, on) the applicable Consummation Date are due pursuant to Sections 6.01(a) or (b), such increased ratio shall only apply for the three consecutive fiscal quarters ended immediately after such initial fiscal quarter ended immediately after (or, if applicable, on) the applicable Consummation Date) provided, further that (i) such increase in the Consolidated Leverage Ratio shall be limited to two uses and (ii) there must be at least two consecutive fiscal quarters not subject to such increase in the Consolidated Leverage Ratio between such uses.

(b)    Consolidated Coverage Ratio. Permit the Consolidated Coverage Ratio of the Consolidated Group as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending March 31, 2020) to be less than 2.50 to 1.00.

Section 7.11    Prepayments of Certain Indebtedness, etc.. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Junior Debt, except:

(a)     prepayment of any Junior Debt (other than Junior Debt that is subordinated in right of payment to the Finance Obligations), so long as (x) no Event of Default shall exist immediately prior to or after giving effect to such prepayment and (y) the Borrower shall be in compliance on a Pro-Forma Basis with the financial covenants set forth in Sections 7.10(a) and 7.10(b); and

(b)    the prepayment of any Junior Debt with the Net Cash Proceeds of, or in exchange for, any Junior Debt permitted under this Agreement.

ARTICLE VIII

DEFAULTS

Section 8.01    Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):

(a)    Non-Payment. Failure to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within three days after the same becomes due, any interest on any Term Loan or any fee due hereunder or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

(b)    Specific Covenants. Failure to perform or observe any term, covenant or agreement contained in any of Section 6.02, 6.03(i), 6.04, 6.08, 6.09, 6.10, 6.11 or 6.13 or Article VII.

(c)    Other Defaults. Failure by any Loan Party to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days.

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be false or misleading in any material respect when made or deemed made.

(e)    Cross Default. (i) Any member of the Consolidated Group (and, if not already a member of the Consolidated Group, any Acquiring Affiliate) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness or Support Obligations (other than indebtedness hereunder and indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such indebtedness or Support Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness or the beneficiary or beneficiaries of such Support Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or such Support Obligations to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any member of the Consolidated Group is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any member of the Consolidated Group is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such member of the Consolidated Group as a result thereof is greater than $10,000,000.

(f)    Insolvency Proceedings, Etc. Any member of the Consolidated Group (and, if not already a member of the Consolidated Group, any Acquiring Affiliate) (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding.

(g)    Inability to Pay Debts; Attachment. (i) Any member of the Consolidated Group (and, if not already a member of the Consolidated Group, any Acquiring Affiliate) (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty calendar days after its issue or levy.

(h)    Judgments. There is entered against any member of the Consolidated Group (and, if not already a member of the Consolidated Group, any Acquiring Affiliate) (other than any Immaterial Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $10,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty calendar days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

(i)    ERISA. Any member of the Consolidated Group (and, if not already a member of the Consolidated Group, any Acquiring Affiliate) or any ERISA Affiliate shall incur liabilities under or in respect of ERISA that are reasonably likely to have a Material Adverse Effect.

(j)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Senior Credit Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

(k)    Change of Control. Holdings shall at any time directly own less than 100% of the beneficial interests in the Borrower or the Borrower shall at any time directly own less than the percentage of beneficial interests in RP Investments so held by the Borrower as of the Closing Date.

Section 8.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)    declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments and obligation shall be terminated; and

(ii)    declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect thereto to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that (x) upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Term Loans shall automatically terminate, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender and (y) in the case of any Event of Default arising under Section 8.01(b) as a result of the failure to perform or observe any term, covenant or agreement contained in Section 6.11(b) relating to the Standing Instructions, the Borrower and each other Loan Party agrees that the Administrative Agent shall be entitled to, at the request of, or may, with the consent of, the Required Lenders seek an injunction, specific performance and other equitable relief with respect to any such breach in order to enforce specifically the terms and provisions of Section 6.11(b) relating to the Standing Instructions, in addition to any other remedy to which they are entitled in Law or in equity (and, under such circumstances, the Borrower and each other Loan Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any Secured Party has an adequate remedy at law or that such relief is unavailable or inappropriate). In furtherance of the immediately preceding clause (y), the Borrower and each other Loan Party acknowledge and agree that the provisions of Section 6.11(b) relating to Standing Instructions are an essential element of the decision by the Secured Parties to enter the Loan Documents and to grant the credit accommodations now or hereafter contemplated by the Loan Documents, including the decision by the Secured Parties to extend credit in the form of Term Loans to the Borrower, and that each Loan Party and the Borrower’s Subsidiaries benefit from the credit extended to the Borrower.

Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02, any amounts received on account of the Finance Obligations shall, subject to the provisions of Section 2.13, be applied by the Administrative Agent in the following order:

FIRST, to payment of that portion of the Finance Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

SECOND, to payment of that portion of the Finance Obligations constituting fees, indemnities and other amounts payable to the Lenders arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

THIRD, to payment of that portion of the Finance Obligations constituting accrued and unpaid interest on the Term Loans and other Senior Credit Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

FOURTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Term Loans and amounts then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

LAST, the balance, if any, after all of the Finance Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, Finance Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

AGENCY PROVISIONS

Section 9.01    Appointment and Authority.

(a)    Administrative Agent. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Finance Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of an Debtor Relief Law; and

(iii)     shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents

Section 9.06    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(e) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 9.07    Non-Reliance on Administrative Agent, the Arrangers and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arrangers to any Lender as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 9.08    No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the

Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Finance Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10    Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Finance Obligations (other than (x) contingent indemnification obligations for which no claim has been made and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or that is owned by a Guarantor that is released from its Guaranty in accordance with this Agreement, (C) to effect a change in the structure of Holdings so long as substantially concurrent with such release, the Pledge Agreement (including an additional Pledge Agreement as contemplated by clause (b) of the definition thereof) is entered into pursuant to which a security interest in 100% of Holdings’ beneficial ownership interest in the Borrower is granted (representing 100% of the outstanding beneficial interests of the Borrower) or (D) if approved, authorized or ratified in writing in accordance with Section 10.01;

(ii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(iii)    to subordinate the Liens held by the Administrative Agent under the Loan Documents on any Royalty Assets acquired in a Permitted Acquisition (and any proceeds thereof) to the Liens on such Royalty Assets (and any proceeds thereof) in favor of the seller or other applicable counterparty securing installment payments, milestone payments, or royalty or revenue sharing obligations under the acquisition or similar agreement pursuant to which such Royalty Assets were acquired; provided that such liens shall extend solely to of such Royalty Assets to secure such payments or obligations.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. Any release or subordination permitted hereby shall also be permitted and not constitute a violation of Section 4.07 of the Security Agreement.

Section 9.11    Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.02, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Finance Obligations arising under Secured Cash Management Agreements or Secured Hedge Agreements unless the Administrative Agent has received written notice of such Finance Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank.

ARTICLE X

MISCELLANEOUS

Section 10.01    Amendments, Etc.. Subject to Sections 3.03(c) and 6.11(f), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency (or to conform any other Loan Document to be consistent with the requirements of the Credit Agreement) and (y) no such amendment, waiver or consent shall:

(i)    waive any condition set forth in Section 4.01 (other than Section 4.01(h)(i) or Section 4.01(i)), without the written consent of each Lender;

(ii)    extend or increase the Term Commitment of any Lender (or reinstate any Term Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(iii)    postpone any date fixed by this Agreement or any other Loan Document for (A) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (B) any scheduled reduction of either Term Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(iv)    reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined terms used therein);

(v)    change (A) Section 8.03 without the written consent of each Lender, (B) Section 2.11 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (C) the order of application of any reduction in the Term Commitments or any prepayment of Term Loans among the Classes from the application thereof set forth in the applicable provisions of Section 2.03(b), Section 2.05(a) or (b) respectively, in any manner that materially and adversely affects the Lenders under a Class without the written consent of (a) if such Term Facility is the Term B-1 Term Facility, the Required Term B-1 Term Lenders, or (b) if such Term Facility is the Term A-1 Term Facility, the Required Term A-1 Term Lenders;

(vi)     change (A) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (B) of this Section 10.01(vi)), without the written consent of each Lender, or (B) the definition of “Required Term B-1 Term Lenders” or “Required Term A-1 Term Lenders”, without the written consent of each Lender under the applicable Term Facility;

(vii)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(viii)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(ix)    impose any greater restriction on the ability of any Lender under a Class to assign any of its rights or obligations hereunder without the written consent of (A) if such Term Facility is the Term B-1 Term Facility, the Required Term B-1 Term Lenders, or (B) if such Term Facility is the Term A-1 Term Facility, the Required Term A-1 Term Lenders;

and provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) no amendment, waiver or consent which would require the consent of a Lender but for the fact that it is a Defaulting Lender shall be enforced against it without its consent; and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Term Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders under one or more of the Term Facilities (each Term Facility subject to such a Loan Modification Offer, and “Affected Facility”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice) (or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Term Loans of the Lenders under the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Term Loans under such Affected Facility as to which such Lender’s acceptance has been made. The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Term Loans and Term Commitments of the Accepting Lenders under the Affected Facility. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01. As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Term Loans of the Accepting Lenders (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a reduction, elimination or extension, of the scheduled amortization of the applicable Term Loans of the Accepting Lenders, (iii) a change in rate of interest (including a change to the Applicable Rate and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Term Loans of the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders (such change and/or payments to be in the form of cash, equity interests or other property to the extent not prohibited by this Agreement) and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender, each Appropriate Lender or all affected Lenders (or any other Class or group of Lenders other than the Required Lenders) and that has been approved by the Required Lenders (each such Lender, a “Non-Consenting Lender”), the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such

Section (together with all other such assignments required by the Borrower to be made pursuant thereto). The Owner Trustee may, but shall not be obligated to, execute as signatory of the Trust any such amendment, waiver, or consent that affects such Owner Trustee’s own rights, duties, protections or immunities under this Agreement or otherwise.

Section 10.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrower or the Administrative Agent to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent Party’s transmission of Borrower Materials through electronic telecommunications, notices through the Platform, any other electronic platform or electronic messaging service, except for direct or “economic” (as such term is used in Title 18, United States Code, Section 1030(g)) (as opposed to special, indirect, consequential or punitive) losses, claims, damages, liabilities or expenses to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by a final an nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document in respect of Borrower Materials made available through electronic telecommunications or other information transmission systems, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to such direct or “economic” damages).

(d)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the

Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, its Affiliates and the Arrangers (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with due diligence, the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b)    Indemnification. The Borrower and each Guarantor, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for external attorneys, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01) or, in the case of the Arrangers and their respective Related Parties only, the syndication of the Term Loans, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)    Reimbursement by Lenders. To the extent that the Borrower and the Guarantors for any reason fail indefeasibly to pay any amount required under subsection (a) or (b) of this Section to be paid by it or them to the Administrative Agent (or any sub-agent thereof), any of the Arrangers, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), each Arranger or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Arranger in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)    Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.

Section 10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.

Section 10.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitment(s) and the Term Loans (including for purposes of this Section 10.06(b)) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Commitment under a Term Facility and the Term Loans at the time owing to it under such Term Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of a Term Commitment (which for this purpose includes the Term Loans outstanding thereunder) or, if a Term Commitment is not then in effect, the principal outstanding balance of the Term Loans thereunder of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans under the applicable Term Facility or the Term Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Term Facilities on a non-pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Arranger, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment if such assignment is to a Person that is not a Lender with a Term Commitment in respect of the applicable Term Facility, an Arranger, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Arranger, an Affiliate of a Lender or an Approved Fund.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or to any Person that would constitute a “Defaulting Lender” upon becoming a Lender hereunder, (B) to any Person that has not provided a representation that they are a “Qualified Purchaser” for purposes of Section 3(c)(7) of the Investment Company Act, (C) to any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons)) or (D) any Loan Party or any of their Affiliates (other than assignments to the Borrower pursuant to clause (h) below).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro-rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro-rata share of all Term Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Term Note (or Term Notes) to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (w) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), (x) until the full aggregate principal amount of the Term Loans contemplated hereby have been advanced to the Borrower, a Defaulting Lender (it being understood that the prohibition against the sale of participations to Defaulting Lenders under this clause (x) shall automatically cease to apply once the Term Loans are fully funded), (y) the Borrower or any of the Borrower’s Affiliates or (z) to any Person that has not provided a representation that they are a “Qualified Purchaser” for purposes of Section 3(c)(7) of the Investment Company Act) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitments and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e)    Limitation Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Assignments and Participations to Qualified Purchasers. No Term Loan or Participation therein may at any time be held by or on behalf of Persons that are not “Qualified Purchasers” for purposes of Section 3(c)(7) of the Investment Company Act.

(h)    Assignments to the Borrower. Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Borrower on a non-pro rata basis (A) through Dutch Auctions, or similar transactions pursuant to procedures to be established by the applicable “auction agent” that are consistent with this Section 10.06(h), in each case open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases (which purchases may be effected at any price as agreed between such Lender and the Borrower in their respective sole discretion), in each case notwithstanding Section 2.11; provided that:

(i)    any Term Loans acquired by the Borrower shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and each principal repayment installment with respect to the initial Term Loans pursuant to Section 2.05 shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of initial Term Loans so cancelled; and

(ii)    no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable.

Section 10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.12(c) or Section 2.14(b) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07 or (ix) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Term Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding the foregoing, any Agent and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower or one or more Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities Laws.

Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.

Section 10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This

Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Term Borrowing, and shall continue in full force and effect as long as any Term Loan or any other Senior Credit Obligation shall remain unpaid or unsatisfied.

Section 10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13    Replacement of Lenders. If any Lender (x) requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (y) is a Defaulting Lender or (z) is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with applicable Laws; and

(v)    in the case of any replacement of Lenders under the circumstances described in last paragraph of Section 10.01, the applicable amendment, waiver, discharge or termination that the Borrower has requested shall become effective upon giving effect to such replacement (and any related Assignment and Assumptions required to be effected in connection therewith in accordance with this Section 10.13), and such Lender (in lieu of the assignee) shall have received payment of the amount that would be (or would have been) payable to such Lender under Section 2.03(d)(ii) but for such replacement.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Term Note (if Term Notes have been issued in respect of such Lender’s Term Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

Section 10.14    Governing Law; Jurisdiction Etc.

(a)    Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)    Submission to Jurisdiction. EACH PARTY HERETO THE IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lenders and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Lenders or Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of the Lenders or Arrangers has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.18    USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation.

Section 10.19    Trustee Capacity of Wilmington Trust, National Association. It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it pursuant to the Borrower Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings or agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any other Related Documents.

Section 10.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(c)    a reduction in full or in part or cancellation of any such liability;

(d)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(e)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.22    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Term Commitments;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(c)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y)

covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	RPI 2019 INTERMEDIATE FINANCE TRUST, a Delaware Trust By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

	By:	/s/ Cynthia L. Major

Name: Cynthia L. Major
Title: Banking Officer

RPI 2019 Intermediate Finance Trust Credit Agreement Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Aamir Saleem

Name: Aamir Saleem
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

BANK OF AMERICA, N.A., as Term A-1 Term Lender

By:	/s/ Yinghua Zhang

Name: Yinghua Zhang
Title: Director

[Signature Page to RPI 2019 Credit Agreement]

BANK OF AMERICA, N.A., as Term B-1 Term Lender

By:	/s/ Yinghua Zhang

Name: Yinghua Zhang
Title: Director

[Signature Page to RPI 2019 Credit Agreement]

Goldman Sachs Bank USA, as Term A-1 Term Lender

By:	/s/ Thomas Manning

Name: Thomas Manning
Title: Authorized Signatory

[Signature Page to RPI 2019 Credit Agreement]

JPMORGAN CHASE BANK, N.A. as Term A-I Term Lender

By:	/s/ Dawn Lee Lum

Name: Dawn Lee Lum
Title: Executive Director

[Signature Page to RPI 2019 Credit Agreement]

CITIBANK, N.A., as Term A-1 Term Lender

By:	/s/ Eugene Yermash

Name: Eugene Yermash
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

MORGAN STANLEY BANK, N.A., as Term A-1 Term Lender

By:	/s/ Julie Lilienfeld

Name: Julie Lilienfeld
Title: Authorized Signatory

[Signature Page to RPI 2019 Credit Agreement]

DNB Capital, LLC, as Term A-1 Term Lender

By:	/s/ Thomas Tangen

Name: Thomas Tangen
Title: Senior Vice President Head of Healthcare

By:	/s/ Devan Patel

Name: Devan Patel
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

TD BANK, N.A. as Term A-1 Term Lender

By:	/s/ Steve Levi

Name: Steve Levi
Title: Senior Vice President

[Signature Page to RPI 2019 Credit Agreement]

BBVA USA, as Term A-1 Term Lender

By:	/s/ Marlon Figueroa

Name: Marlon Figueroa
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

The Bank of Nova Scotia, as Term A-1 Term Lender

By:	/s/ Arjun Talwalkar

Name: Arjun Talwalkar
Title: Director

[Signature Page to RPI 2019 Credit Agreement]

TRUIST BANK, as Term A-1 Term Lender

By:	/s/ Steve Curran

Name: Steve Curran
Title: Director

[Signature Page to RPI 2019 Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION as Term A-1 Term Lender

By:	/s/ Lauren Potts

Name: Lauren Potts
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

BANK OF MONTREAL as Term A-1 Term Lender

By:	/s/ Eric Oppenheimer

Name: Eric Oppenheimer
Title: Managing Director

[Signature Page to RPI 2019 Credit Agreement]

UBS AG, Stamford Branch as Term A-1 Term Lender

By:	/s/ Darlene Arias

Name: Darlene Arias
Title: Director

By:	/s/ Kenneth Chin

Name: Kenneth Chin
Title: Director

[Signature Page to RPI 2019 Credit Agreement]

The Huntington National Bank, as Term A-1 Term Lender

By:	/s/ Joseph A Miller

Name: Joseph A Miller
Title: Managing Director

[Signature Page to RPI 2019 Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as Term A-1 Term Lender

By:	/s/ Michael Maguire

Name: Michael Maguire
Title: Managing Director

[Signature Page to RPI 2019 Credit Agreement]

Bank of China, New York Branch as Term A-1 Term Lender

By:	/s/ Chen Xu

Name: Chen Xu
Title: President & CEO

[Signature Page to RPI 2019 Credit Agreement]

REGIONS BANK, as Term A-1 Term Lender

By:	/s/ Robert LaPorte

Name: Robert LaPorte
Title: Director

[Signature Page to RPI 2019 Credit Agreement]

ASSOCIATED BANK N.A. as Term A-1 Term Lender

By:	/s/ Karen L. Anillo

Name: Karen L. Anillo
Title: Senior Vice President

[Signature Page to RPI 2019 Credit Agreement]

HANCOCK WHITNEY BANK, as Term A-1 Term Lender

By:	/s/ Joshua N. Livingston

Name: Joshua N. Livingston
Title: Duly Authorized Signatory

[Signature Page to RPI 2019 Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC. as Term A-1 Term Lender

By:	/s/ Maria Levy

Name: Maria Levy
Title: Vice President

By:	/s/ Sonia Vargas

Name: Sonia Vargas
Title: Sr. Loan Closer

[Signature Page to RPI 2019 Credit Agreement]

SYNOVUS BANK, as Term A-1 Term Lender

By:	/s/ Michael Sawicki

Name: Michael Sawicki
Title: Director, Corporate Banking

[Signature Page to RPI 2019 Credit Agreement]

Woodforest National Bank as Term A-1 Term Lender

By:	/s/ Sean Walker

Name: Sean Walker
Title: Senior Vice President

[Signature Page to RPI 2019 Credit Agreement]

The Bank of East Asia Limited, Los Angeles Branch, as Term A-1 Term Lender

By:	/s/ Chong Tan

Name: Chong Tan
Title: SVP & Head of RMU

By:	/s/ Simon Keung

Name: Simon Keung
Title: General Manager

[Signature Page to RPI 2019 Credit Agreement]

Taiwan Business Bank, Los Angeles Branch as Term A-1 Term Lender

By:	/s/ Cindy Lin

Name: Cindy Lin
Title: Deputy General Manager

[Signature Page to RPI 2019 Credit Agreement]

Credit Industriel et Commercial, New York Branch as Term A-1 Term Lender

By:	/s/ Garry Weiss

Name: Garry Weiss
Title: Managing Director

By:	/s/ Clifford Abramsky

Name: Clifford Abramsky
Title: Managing Director

[Signature Page to RPI 2019 Credit Agreement]

FLUSHING BANK as Term A-1 Term Lender

By:	/s/ Alan Harris

Name: Alan Harris
Title: Senior Vice President

[Signature Page to RPI 2019 Credit Agreement]

American Savings Bank, F.S.B., as Term A-1 Term Lender

By:	/s/ Cyd Miyashiro

Name: Cyd Miyashiro
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

First Hawaiian Bank as Term A-1 Term Lender

By:	/s/ Christopher M. Yasuma

Name: Christopher M. Yasuma
Title: Vice President

[Signature Page to RPI 2019 Credit Agreement]

BankUnited, NA. (Please type or print legal name of Lender), as Term A-1 Term Lender

By:	/s/ John S. Wamboldt

Name: John S. Wamboldt
Title: Senior Vice President

[Signature Page to RPI 2019 Credit Agreement]

TriState Capital Bank, as Term A-1 Term Lender

By:	/s/ Ellen Frank

Name: Ellen Frank
Title: Senior Vice President

[Signature Page to RPI 2019 Credit Agreement]

Land Bank of Taiwan Los Angeles Branch as Term A-1 Term Lender

By:	/s/ Chien-Ching Li

Name: Chien-Ching Li
Title: VP & General Manager

[Signature Page to RPI 2019 Credit Agreement]

Mega International Commercial Bank Co., Ltd. New York Branch as Term A-1 Term Lender

By:	/s/ Pi Kai Liu

Name: Pi Kai Liu
Title: AVP

[Signature Page to RPI 2019 Credit Agreement]

CTBC Bank Co., Ltd., as Term A-1 Term Lender

By:	/s/ Mingdao Li

Name: Mingdao Li
Title: SVP & General Manager

[Signature Page to RPI 2019 Credit Agreement]

MidFirst Bank as Term A-1 Term Lender

By:	/s/ Sherlyn Nelson

Name: Sherlyn Nelson
Title: Director

[Signature Page to RPI 2019 Credit Agreement]